           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED November 19,1998

                                  $127,400,000
                   TRIAD AUTO RECEIVABLES OWNER TRUST 1999-1
                $71,100,000 5.626% ASSET BACKED NOTES, CLASS A-1
                $56,300,000 6.090% ASSET BACKED NOTES, CLASS A-2

                                     [LOGO]

                          Triad Financial Corporation
                              Seller and Servicer
                      Asset Backed Securities Corporation
                                    Company
The notes will be issued by a trust. The sources for payment of the notes are a pool of non-prime auto loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class
             A-2 notes, a financial guaranty insurance policy
                                   issued by:

                                     [LOGO]
There are three classes of notes, the class A-1 notes, the class A-2 notes and the class B notes. Only the class A-1 notes and class A-2 notes are offered hereby. The initial principal amount of the class A-1 notes is $71,100,000 and the initial principal amount of the class A-2 notes is $56,300,000. The interest rate on the class A-1 notes is 5.626% and the interest rate on the class A-2 notes is 6.090%. The class B notes are subordinated to the class A notes to the extent described herein.
        Interest and principal on the notes are scheduled to be paid
        monthly, on the 17th day      of the month. The first
                   scheduled payment date is April 19, 1999.
 Credit Suisse First Boston will purchase the class A-1 notes from the issuing trust at approximately 100% of the principal amount of the class A-1 notes plus accrued interest from March 1, 1999 and the class A-2 notes at approximately 99.986% of the principal amount of the class A-2 notes plus accrued interest from March 1, 1999. Credit Suisse First Boston will offer the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to
            the issuing trust, before deducting expenses payable by
                      or on behalf of the issuing trust
                              estimated at $400,000, will be $127,392,120.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

    Consider carefully the risk factors beginning on page S-6 of this Prospectus Supplement and page 11 of the Prospectus. The notes are asset backed notes issued by a trust. The notes are not interests in or obligations of Triad Financial Corporation, Asset Backed Securities Corporation or any of their affiliates. This Prospectus Supplement may be used to offer and sell the notes only if accompanied by the Prospectus.

    Delivery of the class A-1 notes and the class A-2 notes, in book-entry form only, will be made through the Depository Trust Company on or about March 25, 1999, against payment in immediately available funds.

                           Credit Suisse First Boston

                   Prospectus Supplement dated March 16, 1999

    YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

    We provide information to you about the class A-1 notes and class A-2 notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your class A-1 notes and class A-2 notes and (b) this prospectus supplement, which describes the specific terms of your class A-1 notes and class A-2 notes.

    IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

    We have filed preliminary information regarding the trust's assets and the class A-1 notes and class A-2 notes with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

    Until June 17, 1999 all dealers that effect transactions in the class A-1 notes and class A-2 notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

    We are not offering the class A-1 notes and class A-2 notes in any state where the offer is not permitted.

    We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
Summary...............................        S-1
Risk Factors..........................        S-6
The Seller and the Servicer...........       S-10
The Trust.............................       S-10
Trust Property........................       S-11
Triad's Automobile Financing
  Program.............................       S-12
The Backup Servicer...................       S-19
The Receivables.......................       S-19
Yield Considerations..................       S-29
Use of Proceeds.......................       S-29
The Insurer...........................       S-29
Incorporation of Certain Documents by
  Reference...........................       S-31
The Notes.............................       S-32
Description of The Transaction
  Documents...........................       S-45
The Policy............................       S-52
Material Federal Income Tax
  Consequences........................       S-54
Certain State Tax Consequences........       S-57
ERISA Considerations..................       S-57
Ratings...............................       S-58
Underwriting..........................       S-58
Experts...............................       S-59
Legal Matters.........................       S-59
Glossary..............................       S-60
Index Of Terms........................       S-63
PROSPECTUS
Prospectus Supplement.................          2
Reports to Securityholders............          2
Available Information.................          2
Incorporation of Certain Documents by
  Reference...........................          2
Summary of Terms......................          4
Risk Factors..........................         14
The Trusts............................         16
The Trustee...........................         18
The Receivables Pools.................         18
The Collateral Certificates...........         20
The Government Securities.............         21
Weighted Average Life of the
  Securities..........................         28

Pool Factors and Trading
  Information.........................         29
The Seller and the Servicer...........         30

Use of Proceeds.......................         30
Description of the Notes..............         30

Description of the Certificate........         35
Certain Information Regarding the
  Securities..........................         36
Description of the Transfer and
  Servicing Agreement.................         39
Certain Matters Regarding the
  Servicer............................         46
Certain Legal Aspects of the
  Receivables.........................         50
Material Federal Income Tax
  Consequences........................         54
State and Local Tax Consequences......         73
ERISA Considerations..................         74
Plan of Distribution..................         80
Legal Matters.........................         80
Index of Terms........................         81
Global Clearance, Settlement and
  Documentation Procedures............        A-1

                                    SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

- You can find a listing of the pages where capitalized terms used in this summary are defined under the caption "Index of Terms" beginning on page S-63 in this prospectus supplement.

PARTIES

THE TRUST

Triad Auto Receivables Owner Trust 1999-1 is a Delaware business trust. The trust will issue the notes and be liable for their payment. The issuing trust's principal asset will be a pool of auto loans.

SELLER AND SERVICER

Triad Financial Corporation is a California corporation. It will sell the auto loans to Asset Backed Securities Corporation. Triad Financial Corporation will also service the auto loans held by the issuing trust.

COMPANY

Asset Backed Securities Corporation is a special purpose Delaware corporation. Asset Backed Securities Corporation is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Asset Backed Securities Corporation will sell the auto loans to the issuing trust.

THE INSURER

Financial Security Assurance Inc. is a New York financial guaranty insurance company. Financial Security Assurance Inc. will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled "The Policy."

THE OWNER TRUSTEE

Wilmington Trust Company is a Delaware banking corporation. Wilmington Trust Company will be the owner trustee.

THE INDENTURE TRUSTEE

The Chase Manhattan Bank is a New York banking corporation. The Chase Manhattan Bank will be the indenture trustee and the backup servicer.

DATES

INITIAL CUTOFF DATE

- February 28, 1999. The issuing trust will receive payments due on, or received with respect to, the auto loans after this date.

CLOSING DATE

- On or about March 25, 1999.

DESCRIPTION OF THE SECURITIES

GENERAL

The issuing trust will issue three classes of asset backed notes. The class A-1 notes will be designated as the "Class A-1 Notes" and the class A-2 notes will be designated as the "Class A-2 Notes". The Class A-1 Notes together with the Class A-2 Notes will be designated as the "Class A Notes". The class B notes will be designated as the "Class B Notes." Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

                                                   FINAL
                    INITIAL NOTE                 SCHEDULED
                      PRINCIPAL     INTEREST      PAYMENT
CLASS                  BALANCE        RATE         DATE
------------------  -------------  -----------  -----------
A-1...............  $  71,100,000       5.626%    6/17/2002
A-2...............  $  56,300,000       6.090%    9/19/2005

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime auto loans and the other assets of the issuing trust which are described under the section entitled "The Trust Property."

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full. On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on such payment date have been paid in full.

PAYMENT DATES

- The payment date will be the 17th day of each month, or, if such day is not a business day, on the next succeeding business day. The first payment date will be April 19, 1999.

- The record date for all payment dates is the 16th day of each month, or, if such day is not a business day, on the prior business day.

INTEREST

- In the case of the first payment date, interest will accrue from March 1, 1999 through and excluding the first payment date of April 19, 1999. For any payment thereafter interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a "30/360" basis.
PRINCIPAL

- Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (i) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month and (ii) a specified amount of excess interest received on the auto loan pool during the prior calendar month (after paying certain expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level) necessary to achieve the required level of overcollateralization.

- Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to
  (i) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month less (ii) the excess of (a) the amount of overcollateralization on such payment date less (b) the required level of overcollateralization on such payment date. Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

- Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

- In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

THE TRUST ASSETS

GENERAL

The issuing trust's assets will include:

- certain non-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks;

- certain monies due on, or received thereunder, after February 28, 1999;

- an assignment of the security interests in the vehicles securing the auto loan pool;

- the related files;

- all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

- all rights to liquidation proceeds with respect to the auto loan pool;

- an assignment of the rights of Asset Backed Securities Corporation under a receivables purchase agreement with Triad Financial Corporation;

- an assignment of the rights of Triad Financial Corporation against dealers under agreements between Triad Financial Corporation and such dealers;

- certain bank accounts;

- all proceeds of the foregoing; and

- certain rights under the principal transaction documents for this offering.

THE AUTO LOAN POOL

GENERAL

The auto loans consist of non-prime motor vehicle retail installment sale contracts originated by dealers and then acquired by Triad Financial Corporation pursuant to its contract acquisition program. The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which such individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the auto loans in the pool as of February 28, 1999. It is expected that the composition and characteristics of the pool of auto loans on the closing date will be similar to the information set forth in this prospectus supplement. However, certain auto loans in the pool may be excluded on the closing date as a result of certain administrative considerations. In particular, auto loans with obligors whose addresses are in Pennsylvania, constituting approximately 1.29% of the aggregate principal balance of the auto loans as of February 28, 1999, are expected to be excluded from the trust on the closing date for such reasons. As a result, it is expected that the aggregate principal balance of the auto loans on the closing date will be decreased and the pre-funding amount will be correspondingly increased from the amounts presented in this prospectus supplement by approximately $1.3 million. Triad Financial Corporation does not believe that the characteristics of the auto loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

- As of February 28, 1999 the auto loans in the pool have:

      -- an aggregate principal balance of $105,075,342.62;

      -- a weighted average annual percentage rate of approximately 19.12%;

      -- a weighted average original term to scheduled maturity of approximately
        60 months;

      -- a weighted average remaining term to scheduled maturity of approximately 59 months; and

      -- a remaining term to scheduled maturity of not more than 72 months and not less than 28 months (each).

PRE-FUNDING FEATURE

Approximately $34,924,657.38 of the proceeds of the notes will be held by The Chase Manhattan Bank in an account which is formed solely to hold this money, and used to purchase additional auto loans with the prior written consent of Financial Security Assurance Inc. in each case. The issuing trust will purchase from Asset Backed Securities Corporation additional non-prime auto loans from time to time on or before May 17, 1999, from funds on deposit in this account. The obligation of Asset Backed Securities Corporation to sell additional auto loans to the trust is conditioned on such loans having been sold to Asset Backed Securities Corporation from Triad Financial Corporation.

The auto loans acquired by the issuing trust during the period between the day of the closing and May 17, 1999, will also be originated or acquired by Triad Financial Corporation. The characteristics of the subsequently-acquired auto loans are not expected to differ to any great extent from the auto loans acquired by the issuing trust on the day of the closing.

THE INSURANCE POLICY

On the day of the closing, Financial Security Assurance Inc. will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, Financial Security Assurance Inc. will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of such policy, subject to the further provisions of the policy as described herein. The Class B Notes do not have the benefit of the policy.

OPTIONAL REDEMPTION

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which Triad Financial Corporation exercises its "clean-up call" option to purchase the auto loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. Triad Financial Corporation's exercise of the "clean-up call" is also subject to the satisfaction of certain conditions, including obtaining the prior written consent, in certain circumstances, of Financial Security Assurance Inc. The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest thereon.

MANDATORY REDEMPTION

IF PRE-FUNDING ACCOUNT IS NOT DEPLETED

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the approximately $34,924,657.38 deposited in a segregated pre-funding account with The Chase Manhattan Bank remains on deposit in such account on May 17, 1999, or prior to such date if the amount remaining in such account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

UPON EVENT OF DEFAULT

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as Financial Security Assurance Inc. is not in default, the power to declare an event of default will be held by Financial Security Assurance Inc. In the case of such an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by Financial Security Assurance Inc. does not guarantee payment of any amounts that become due on an accelerated basis, unless Financial Security Assurance Inc. elects, in its sole discretion, to pay such amounts in whole or in part.

RATING OF THE NOTES

The Class A Notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in order to be issued.

                                               RATING
                                       ----------------------
CLASS                                     S&P       MOODY'S
-------------------------------------  ---------  -----------
A-1..................................  AAA               Aaa
A-2..................................  AAA               Aaa

TAX STATUS

Dechert Price & Rhoads, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA CONSIDERATION

Subject to certain considerations discussed in this Prospectus Supplement under "ERISA Considerations," the Class A Notes are eligible for purchase by employee benefit plans.

                                  RISK FACTORS

    YOU SHOULD CONSIDER, IN ADDITION TO THE FACTORS DESCRIBED UNDER "RISK FACTORS" IN THE PROSPECTUS, THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE PURCHASE OF THE CLASS A NOTES:

    TRIAD FINANCIAL CORPORATION HAS A LIMITED OPERATING HISTORY AND THE INFORMATION RELATING TO THE AUTO LOANS MAY NOT REFLECT ACTUAL EXPERIENCE.

    Triad Financial Corporation has acquired all of the auto loans in its normal course of business and in accordance with its credit underwriting criteria. Triad Financial Corporation commenced operations in 1989 as a prime automobile lender, but changed its focus to the non-prime market in 1993. Triad Financial Corporation began servicing all new contract purchases in June 1996. Triad Financial Corporation therefore has limited historical performance data with respect to the motor vehicle retail installment sale contracts it purchases and services. There can be no assurance that the net loss experience calculated and presented herein by Triad Financial Corporation with respect to its portfolio of serviced contracts will reflect actual experience with respect to the auto loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth herein with respect to Triad Financial Corporation's servicing portfolio. It is likely, however, that delinquencies and loan losses will increase in the portfolio as the receivables become more seasoned. Triad Financial Corporation is at an early stage of its servicing operation.

    THE TRIAD FINANCIAL CORPORATION FINANCE PROGRAM AND THE NATURE OF OBLIGORS MAY INCREASE THE RISK OF DELINQUENCIES AND LOSSES.

    Triad Financial Corporation purchases loans generally originated by automobile dealers for sale and assignment to Triad Financial Corporation. Triad Financial Corporation purchases retail automobile installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by Triad Financial Corporation are not as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions. The Triad Financial Corporation finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with such prepayment will be borne by the noteholders. Additionally, if Financial Security Assurance Inc., as the security insurer, defaults under the policy, you will bear the risk of loss on the auto loans. You are urged to consider the credit quality of the auto loans when analyzing an investment in the notes.

TRIAD FINANCIAL CORPORATION'S DEPENDENCE ON EXTERNAL FINANCING FACILITIES

    Triad Financial Corporation's ability to continue to originate, acquire and service its portfolio is dependent on continued access to short- and long-term sources of funding. Triad Financial Corporation's ability to obtain funding sources is dependent on the ability of ContiFinancial Corporation, and its affiliates to access financing sources for Triad Financial Corporation. Certain recent developments, some of which are market related and not under ContiFinancial Corporation's control, have adversely impacted ContiFinancial Corporation's access to such financing sources. Triad Financial Corporation's principal warehouse facility is provided by an affiliate of the underwriter and terminates on June 1, 1999. This warehouse facility is fully guaranteed by ContiFinancial Corporation. If Triad Financial Corporation is unable to refinance the warehouse facility or find alternative sources of funding, it could impair the ability of Triad Financial Corporation to satisfy its obligations under the sale and servicing agreement, including its ability to repurchase the auto loans for breaches of representatives and warranties and may allow the Class A Notes insurer upon such a breach to remove Triad Financial Corporation as servicer. Any such impairment or removal could result in losses on the auto loans and/or delays in distributions.

A CHANGE IN SERVICER MAY ADVERSELY AFFECT COLLECTIONS ON THE AUTO LOANS.

    Triad Financial Corporation believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and Triad Financial Corporation is removed as servicer, or if Triad Financial Corporation resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

THE ISSUING TRUST HAS ONLY LIMITED ASSETS.

    The sole sources for repayment of the notes are payments on the auto loans, amounts on deposit in the pre-funding account, other cash accounts held by The Chase Manhattan Bank, proceeds from the repossession and sale of related financed vehicles that secure defaulted auto loans and payments made under the insurance policy. The money in the pre-funding account will be used solely to purchase additional auto loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the auto loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in auto loans and is not designed to provide protection against losses on the auto loan pool. Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the auto loan pool (including certain amounts otherwise payable to the Class B Notes) and amounts, if any, available in certain collateral accounts maintained for the benefit of Financial Security Assurance Inc. to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured or guaranteed by Triad Financial Corporation, Asset Backed Securities Corporation, The Chase Manhattan Bank or any other person or entity. If The Chase Manhattan Bank has not perfected security interests in the related financed vehicles, its ability to realize on the collateral securing the auto loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

GEOGRAPHIC CONCENTRATION OF AUTO LOANS MAY INCREASE CONCENTRATION RISKS.

    Obligors with respect to approximately 31.9% of the auto loans were located in California as of February 28, 1999 (based on current principal balance as of the Initial Cutoff Date and the address of the Obligor). Adverse economic conditions or other factors affecting California could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the auto loans.

LIMITED ABILITY TO RESELL CLASS A NOTES.

    The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

THE RATE AT WHICH THE CLASS A NOTES WILL AMORTIZE CANNOT BE PREDICTED.

    Interest on the auto loans will be payable to the holders of the Class A-1 Notes and Class A-2 Notes on each payment date. Such amount will equal one-twelfth of the interest rate on the note balance of such class as of the close of business on the last day of the month immediately preceeding such payment date. The auto loans have different APRs.

    All of the auto loans are prepayable at any time. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto loan without the consent of Triad Financial Corporation unless the loan is repaid by the Obligor at the time of such sale or transfer. The rate of prepayment on the auto loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under certain circumstances, Triad Financial Corporation is obligated to purchase auto loans as a result of breaches of certain representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under certain circumstances, the servicer is obligated to purchase auto loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

    Triad Financial Corporation has limited historical experience with respect to prepayments. Triad Financial Corporation is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment contracts similar to the auto loans. None of the issuing trust, Asset Backed Securities Corporation or Triad Financial Corporation make any representation as to the actual prepayment rates on the auto loans. Triad Financial Corporation, however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the auto loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

EFFECT OF LITIGATION ON TRIAD FINANCIAL CORPORATION'S FINANCIAL CONDITION.

    Due to the consumer-oriented nature of Triad Financial Corporation's industry and the application of certain laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against Triad Financial Corporation or others within the industry could have a material adverse effect on Triad Financial Corporation. It could affect Triad Financial Corporation's financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

RATINGS OF THE CLASS A NOTES ARE NOT GUARANTEED TO REMAIN IN PLACE.

    A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of Financial Security Assurance Inc., no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

EVENTS OF DEFAULT UNDER THE INDENTURE MAY RESULT IN AN ACCELERATION.

    Upon the occurrence of an event of default under the indenture (so long as Financial Security Assurance Inc. shall not have defaulted and such default is not continuing), The Chase Manhattan Bank as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms thereof to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date. However, following the occurrence of an event of default, Financial Security Assurance Inc. may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon.

    IF THE ISSUING TRUST DOES NOT USE ALL OF THE MONEY IN THE PRE-FUNDING ACCOUNT A MANDATORY REDEMPTION OF A PORTION OF THE CLASS A NOTES COULD RESULT.

    If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional auto loans by May 17, 1999, then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from such unused amount will be borne by the holders of the Class A Notes.

    TRIAD FINANCIAL CORPORATION MAY NOT BE ABLE TO ORIGINATE SUFFICIENT AUTO LOANS TO USE ALL MONEYS IN THE PRE-FUNDING ACCOUNT.

    The ability of Triad Financial Corporation to acquire or originate sufficient additional auto loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If Triad Financial Corporation does not originate sufficient additional auto loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

THE YEAR 2000 ISSUE.

    The Year 2000 issue is whether Triad Financial Corporation's or its vendors' systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail.

    Triad Financial Corporation has developed a comprehensive project plan for achieving Year 2000 readiness. An inventory of critical hardware and software has been completed and information technology components have been assessed. This assessment included major suppliers and business partners and Triad Financial Corporation is monitoring their continued progress toward Year 2000 compliance. Triad Financial Corporation is currently in the process of renovating or replacing critical systems that are not currently Year 2000 compliant and has substantially completed this phase as of December 31, 1998. Integrated testing and installation of all renovated mission critical systems is planned for mid-calendar 1999 with an estimated completion date of August 31, 1999. In addition, Triad Financial Corporation developed contingency plans for mission critical systems as of December 31, 1998.

    Triad Financial Corporation presently believes that with modifications to existing systems and/or conversion to new systems, the Year 2000 issue will not pose significant operational problems for Triad Financial Corporation. However, if such modifications and conversions are not made, or are not completed in a timely manner, or are not completed successfully, the Year 2000 issue could have a material impact on the operations of Triad Financial Corporation. In addition, there can be no assurance that unforeseen problems in the Triad Financial Corporation systems, or the systems of third parties on which the Triad Financial Corporation computers rely, would not have an adverse effect on Triad Financial Corporation systems or operations.

                          THE SELLER AND THE SERVICER

    Triad Financial Corporation ("Triad") was incorporated in California in 1989. Triad is the initial servicer (in such capacity, the "Servicer") and seller (in such capacity, the "Seller") of the Receivables (as defined below) to Asset Backed Securities Corporation (the "Company"). Triad purchases and services motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks financed thereby which are originated and assigned to Triad, by automobile dealers, other specialty finance companies or other originators. Triad will initially service the Receivables pursuant to a sale and servicing agreement, dated as of March 1, 1999, (the "Sale and Servicing Agreement") among the Trust (as defined below), the Company, the Servicer, and The Chase Manhattan Bank (the "Indenture Trustee" and "Backup Servicer") and will be compensated for acting as the Servicer.

    Triad was founded by James M. Landy and Helen R. Kraus, who now serve Triad as Chief Executive Officer and Executive Vice President, respectively. ContiFinancial Corporation ("CFN"), acquired 53.5% of the common stock of Triad in November 1996, acquired an additional 2.5% in January 1997 and acquired the remaining common stock in March 1998. Triad's Board of Directors consists of four executives of CFN, Mr. Landy and Ms. Kraus. Since its formation, Triad has purchased approximately $985 million of auto loans and leases, of which approximately $763 million have been non-prime contracts. As of March 9, 1999, Triad had 378 full-time employees. The chief executive office of Triad is located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647. The telephone number of such office (714) 373-8300.

                                   THE TRUST

GENERAL

    The issuing trust, Triad Auto Receivables Owner Trust 1999-1 (the "Trust" or the "Issuer"), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this Prospectus Supplement. On or about March 25, 1999 (the "Closing Date"), the Trust will issue Class A-1 5.626% Asset Backed Notes (the "Class A-1 Notes"), Class A-2 6.090% Asset Backed Notes (the "Class A-2 Notes", and together with the Class A-1 Notes, the "Class A Notes") and Class B 11.000% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes.") The Class A-1 Notes will have an aggregate original principal amount of $71,100,000, the Class A-2 Notes will have an aggregate original principal amount of $56,300,000 and the Class B Notes will have an aggregate original principal amount of $12,600,000. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the "Certificate") which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered hereby.

    After its formation, the Trust will not engage in any activity other than
(i) acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks financed thereby (the "Receivables") and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificate, (iii) making payments on the Notes, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transaction Documents--Servicing Compensation" herein.

    The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date (as defined below), as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes...............................................  $71,100,000
                                                                -----------
Class A-2 Notes...............................................  $56,300,000
                                                                -----------
Class B Notes.................................................  $12,600,000
                                                                -----------
    Total.....................................................  $140,000,000
                                                                -----------
                                                                -----------

THE OWNER TRUSTEE

    Wilmington Trust Company, the Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of March 1, 1999, as amended as of March 1, 1999 between Triad, the Company and the Owner Trustee (the "Trust Agreement") is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank will be the Indenture Trustee under the Indenture dated as of March 1, 1999, among the Trust and the Indenture Trustee (the "Indenture"). The Chase Manhattan Bank is a New York banking corporation, the corporate trust office of which is located at 450 West 33rd Street, New York, New York 10001.

                                 TRUST PROPERTY

    Each Note represents a limited obligation of the Trust secured by the property of the Trust (the "Trust Property"). The Trust Property will include, among other things, the following: (i) non-prime motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"); (ii) certain monies due or received thereunder (a) with respect to the Initial Receivables, after February 28, 1999 (the "Initial Cutoff Date"), or (b) with respect to the Subsequent Receivables (as defined below) after the related cutoff date (each a "Subsequent Cutoff Date"); (iii) such amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of such accounts, as described below (see "Description of the Transaction Documents--Accounts"); (iv) security interests in the Financed Vehicles granted by the obligors (the "Obligors") pursuant to the Receivables and any accessions thereto; (v) the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors; (vi) certain rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement; (vii) amounts payable to the Seller under all Dealer Recourse (defined herein) obligations; (viii) all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables; (ix) property (including the right to receive future Liquidation Proceeds) that secures any of the Receivables and that has been acquired pursuant to the liquidation of any such Receivable; and (x) any and all payments on and proceeds of the foregoing.

    Additional non-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables") secured by new and used automobiles and light-duty trucks (the "Subsequent Financed Vehicles") and related property are intended to be purchased by the Trust from the Seller from time to time on or before May 17, 1999, from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from Triad pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement") between the Company and Triad, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are hereinafter referred to as the "Receivables," and the Initial Financed Vehicles and the Subsequent Financed Vehicles are hereinafter referred to as the "Financed Vehicles."

    Pursuant to the dealer agreement between the Dealer and Triad, a Dealer generally is obligated to pay Triad for the unpaid balance of those Receivables which do not meet certain limited representations made by the Dealers (such obligations referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of such contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller's obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to Triad do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that Triad will pursue all claims under the Dealer Agreements nor that Triad will prevail if any such claim is made.

    The Receivables were generally originated by Dealers in accordance with the Seller's requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than May 17, 1999 (each, a "Subsequent Transfer Date"). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the "Receivables File").

    Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Financial Security Assurance Inc. (the "Insurer") in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of March 1, 1999, between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture as described under "The Notes--Priority of Distribution Amounts." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, Noteholders.

                      TRIAD'S AUTOMOBILE FINANCING PROGRAM

GENERAL

    Triad engages primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers. Triad currently has relationships with approximately 2,500 Dealers operating in 30 states (Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Washington). Each Dealer has executed a Dealer Agreement which provides representations and warranties with respect to each Contract sold to Triad. Dealer relationships are developed and maintained by Triad-employed sales representatives. Triad currently employs 38 market representatives, 9 of whom serve the California market. Triad specializes in Contracts with borrowers ("Non-prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Non-prime Borrowers generally have limited credit history, lower than average income or past credit problems. Triad offers five distinct automobile financing programs to its Dealers. The offerings vary based upon the Obligor's overall credit quality and the pricing established by Triad. These variations affect the coupon charged on the contract. For all such programs, the maximum loan to wholesale value ratio, is equal to 115%, excluding such approved items as taxes, license fees and warranties. In determining the value of a vehicle, Triad may rely upon the wholesale price reported in the most recent edition of the Kelley Blue Book in addition to the other guides described in the Prospectus under "The Receivables Pools--New and Used Financed Vehicles."

UNDERWRITING

    Loan underwriting is centralized at Triad's headquarters in Huntington Beach, California. Dealers typically remit applications to the operations center via facsimile. Credit analysts underwrite each application using Triad's written underwriting guidelines. After completion of the credit analysis, the underwriter makes a final decision regarding the application; such decision may include an approval, a conditional approval or a turndown. A conditional approval is an agreement by Triad to fund the application under certain specific conditions as determined by Triad. Once a Dealer chooses Triad as its funding source, it assembles the financing package in accordance with Triad's requirements. The primary elements of the standard package include the contract, credit application, proof of residence, proof of income, an agreement to provide insurance, and titling paperwork. Packages are generally delivered via overnight mail. To minimize dealer misrepresentations, Triad conducts five independent verifications for each package: (1) application information, generally verified directly with the Obligor; (2) mortgage or rental information, generally verified directly with the Obligor's mortgage holder or landlord, as appropriate; (3) insurance, verified directly with the insurance agent; (4) employment and income levels, verified directly with the Obligor's employer; and
(5) reference information. Triad also reviews each contract for completeness and accuracy. Triad attempts to maintain a two-day turn-around time from when it receives a complete funding package until it purchases the contract from the Dealer. Funding packages with deficiencies are not funded and are returned to the submitting Dealer. Triad's quality control department performs an additional review of a significant sample of the financing packages, which Triad's management believes enhances its origination procedures.

SERVICING AND COLLECTIONS

    Triad's servicing responsibilities consist of collecting, accounting for and posting of all payments received with respect to its servicing portfolio, responding to borrower inquiries, taking steps to maintain the security interest granted in Financed Vehicles or other collateral, investigating delinquencies, communicating with the Obligors, repossessing and liquidating collateral when necessary, and generally monitoring each loan and the related collateral. Triad began servicing all new contract purchases in June 1996.

    Triad currently performs all servicing and collection functions from its centralized operations center in Huntington Beach, California. Triad sends payment invoices to Obligors each month for amounts due under the Contracts, including amounts past due and late charges thereon, if any. Each Obligor has been instructed to make payments with respect to the Contracts to a Lockbox maintained by the Lockbox Bank. See "Description of the Transaction Documents--Accounts." Subject to applicable law, Triad's current collection policies establish the following procedures described below. Triad initiates collection activities once a payment is five days contractually past due. The initial contacts are made through phone calls, with continued attempts to contact the Obligor for payment at least every two days thereafter. In cases where an

Obligor has broken a promise to make a payment by a certain date, such Obligor is called within a day. If Triad's collection department is unsuccessful in contacting an Obligor by phone, alternative methods of contact, such as the use of outside agent field calls or location gathering via references, employers, landlords, or other credit references are pursued, generally within 15 to 20 days of the account becoming delinquent. Triad presently intends to maintain a ratio of one collector for approximately every 600 contracts serviced, with one supervisor for approximately every 10 collectors.

    The decision to repossess a vehicle is influenced by many factors, such as previous account history, reasons for delinquency and cooperation of the Obligor. As part of the collection process, all practical means of contacting the Obligor are attempted. If, at any point, a collector feels that there is little or no chance that Triad will be able to establish contact with the Obligor or that the Obligor will not make the required payments, the collector will submit such contract for repossession. All contracts submitted are evaluated by collection supervisors to determine if more follow-up work is needed prior to repossession. If so determined, the supervisor provides suggestions to assist the collector in further efforts to locate the Obligor. If the supervisor feels all leads have been exhausted, the contract will be forwarded to the collection manager for review. If the collection manager agrees with the supervisor, it will be returned to the collector "approved" for repossession.

    Once the decision to repossess a vehicle is made, the account is referred to an outside agency which handles the actual repossession. Most state laws require that the Obligor be sent a "Notice of Intent to Sell," which informs the Obligor of the lender's intent to sell the vehicle. The various states provide for a period of time, generally 15 to 20 days, during which the Obligor may have the right, depending on the applicable statute, either to reinstate the contract by making all past due payments and paying the repossession and storage expenses, or to redeem the vehicle by paying the contract in full, plus expenses associated with repossession and storage of the vehicle. If the Obligor does not exercise his right to reinstate the contract or redeem the vehicle, as provided by the applicable statute, Triad immediately begins the process to sell the vehicle at public auction. The vehicle is usually sold within 31 to 45 days after being repossessed. After a repossessed vehicle is sold, Triad's collection staff applies for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

    Triad's collection policies generally do not allow for loan extensions; PROVIDED, HOWEVER, in those circumstances where extensions are granted, Triad typically does not (a) grant more than three extensions with respect to a Receivable, (b) grant more than one extension per calendar year with respect to a Receivable or (c) grant an extension for more than one calendar month with respect to a Receivable.

INFORMATION TECHNOLOGY AND SYSTEMS

    Triad's information technology needs are met with a system consisting of client servers, a personal computer local area network and a mainframe computer provided by a vendor. Triad's loan accounting and collections systems, Shaw IL 2000 and CS 2000, are housed on a mainframe computer provided by Affiliated Computer Services, Inc. ("ACS"). ACS's mainframe is located in Dallas, Texas, and communicates with Triad's operation center through a dedicated, leased telephone line. Triad's credit application processing system, APPRO, is maintained on a client server at Triad's operations center in Huntington Beach.

DELINQUENCY AND LOSS EXPERIENCE

    The following tables set forth information relating to the delinquency and loss experience of Triad for the periods indicated. From and after May 30, 1998, Contract Scheduled Payments made by the Obligor must be at least 90% of such Contract Scheduled Payment for a contract to be considered current with respect to such Contract Scheduled Payment. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to Triad's automobile, light-duty truck and sports utility vehicle installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light-duty trucks and sports utility vehicles. It should be noted that the Servicer commenced its servicing activities in June 1996. Accordingly, the Servicer has limited historical delinquency, bankruptcy repossession or default experience that may be referred to for estimating the future delinquency and loss experience of the Receivables. The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED DELINQUENCY EXPERIENCE ON PAST, CURRENT OR FUTURE POOLS OF AUTOMOBILE LOANS FOR WHICH THE SERVICER IS THE PRIMARY SERVICER. See "Risk Factors--Triad Financial Corporation has a limited operating history and the information relating to the auto loans may not reflect actual experience."

                          TRIAD FINANCIAL CORPORATION
                       HISTORICAL DELINQUENCY EXPERIENCE

                                                      AS OF DECEMBER 31, 1996                    AS OF JUNE 30, 1997
                                              ---------------------------------------  ---------------------------------------
                                                                             % OF                                     % OF
                                                NO. OF       PRINCIPAL     PRINCIPAL     NO. OF       PRINCIPAL     PRINCIPAL
                                              RECEIVABLES     BALANCE       BALANCE    RECEIVABLES     BALANCE       BALANCE
                                              -----------  -------------  -----------  -----------  -------------  -----------
Aggregate Principal Balance at Period
  End(1), (2)...............................       3,365   $  45,623,250      100.00%       8,195   $ 105,465,298      100.00%
Delinquencies(3)
  31-60 Days................................          32   $     414,393        0.91%         106   $   1,374,687        1.30%
  61-90 Days................................           5          75,124        0.16           23         287,357        0.27
  91+ Days..................................          --              --        0.00            8         126,995        0.12
                                              -----------  -------------  -----------  -----------  -------------  -----------
Total Delinquencies.........................          37   $     489,517        1.07%         137   $   1,789,039        1.70%
Amount in Repossession(4)...................          15         209,320        0.46           96       1,051,533        1.00
                                              -----------  -------------  -----------  -----------  -------------  -----------
Total Delinquencies and Amount in
  Repossession..............................          52   $     698,837        1.53%         233   $   2,840,572        2.69%
                                              -----------  -------------  -----------  -----------  -------------  -----------
                                              -----------  -------------  -----------  -----------  -------------  -----------

                                                      AS OF DECEMBER 31, 1997
                                              ---------------------------------------
                                                                             % OF
                                                NO. OF       PRINCIPAL     PRINCIPAL
                                              RECEIVABLES     BALANCE       BALANCE
                                              -----------  -------------  -----------
Aggregate Principal Balance at Period
  End(1), (2)...............................      14,239   $ 178,820,032      100.00%
Delinquencies(3)
  31-60 Days................................         283   $   3,536,717        1.98%
  61-90 Days................................          91       1,175,834        0.66
  91+ Days..................................          49         612,742        0.34
                                              -----------  -------------  -----------
Total Delinquencies.........................         423   $   5,325,293        2.98%
Amount in Repossession(4)...................         271       3,325,167        1.86
                                              -----------  -------------  -----------
Total Delinquencies and Amount in
  Repossession..............................         694   $   8,650,460        4.84%
                                              -----------  -------------  -----------
                                              -----------  -------------  -----------

                                                                                                 AS OF JUNE 30, 1998
                                                                                       ---------------------------------------
                                                                                                                      % OF
                                                                                         NO. OF       PRINCIPAL     PRINCIPAL
                                                                                       RECEIVABLES     BALANCE       BALANCE
                                                                                       -----------  -------------  -----------
Aggregate Principal Balance at Period End(1), (2)....................................      23,278   $ 275,701,781      100.00%
Delinquencies(3)
  31-60 Days.........................................................................         544   $   6,504,170        2.36%
  61-90 Days.........................................................................         125       1,471,899        0.53
  91+ Days...........................................................................          42         519,163        0.19
                                                                                       -----------  -------------  -----------
Total Delinquencies..................................................................         711   $   8,495,232        3.08%
Amount in Repossession(4)............................................................         273       3,082,642        1.12
                                                                                       -----------  -------------  -----------
Total Delinquencies and Amount in Repossession.......................................         984   $  11,577,874        4.20%
                                                                                       -----------  -------------  -----------
                                                                                       -----------  -------------  -----------

                                                      AS OF DECEMBER 31, 1998
                                              ---------------------------------------
                                                                             % OF
                                                NO. OF       PRINCIPAL     PRINCIPAL
                                              RECEIVABLES     BALANCE       BALANCE
                                              -----------  -------------  -----------
Aggregate Principal Balance at Period End(1)      33,881   $ 418,552,110      100.00%
Delinquencies(3)
  31-60 Days................................         721   $   8,559,384        2.04%
  61-90 Days................................         225       2,723,368        0.65
  91+ Days..................................         109       1,341,198        0.32
                                              -----------  -------------  -----------
Total Delinquencies.........................       1,055   $  12,623,950        3.02%
Amount in Repossession(4)...................         388       4,700,541        1.12
                                              -----------  -------------  -----------
Total Delinquencies and Amount in Repossessi       1,443   $  17,324,491        4.14%
                                              -----------  -------------  -----------
                                              -----------  -------------  -----------

--------------------------

(1) The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2) Represents the aggregate principal balance of all contracts purchased and serviced by Triad.

(3) Prior to May 30, 1998, Contract Scheduled Payments not made by the Obligors must be less than $40 for a contract to be considered current.

(4) Represents the aggregate principal balance as of the repossession date.

                          TRIAD FINANCIAL CORPORATION
                         HISTORICAL NET LOSS EXPERIENCE

                                                                           DURING THE THREE-MONTH PERIOD ENDED
                                                              --------------------------------------------------------------
                                                                 3/31/98         6/30/98         9/30/98         12/31/98
                                                              --------------  --------------  --------------  --------------
Average Aggregate Principal
  Balance(1)(2).............................................  $  200,583,686  $  245,536,237  $  313,099,067  $  383,909,071
Gross Charge-Offs(3)........................................       4,102,536       3,226,167       4,507,140       5,985,493
Recoveries(4)...............................................         632,487         535,192         665,445       1,138,259
                                                              --------------  --------------  --------------  --------------
Net Losses..................................................  $    3,470,049  $    2,690,975  $    3,841,695  $    4,847,234
                                                              --------------  --------------  --------------  --------------
                                                              --------------  --------------  --------------  --------------
Net Losses as a Percentage of Average Aggregate Principal
  Balance(5)................................................            1.73%           1.10%           1.23%           1.26%
                                                              --------------  --------------  --------------  --------------
                                                              --------------  --------------  --------------  --------------

                                                                        YEAR ENDED
                                                              ------------------------------
                                                                 12/31/97        12/31/98
                                                              --------------  --------------
Average Aggregate Principal
  Balance(1)(2).............................................  $  106,452,717  $  286,839,820
Gross Charge-Offs(3)........................................       4,897,578      17,821,336
Recoveries(4)...............................................         808,410       2,971,383
                                                              --------------  --------------
Net Losses..................................................  $    4,089,168  $   14,849,953
                                                              --------------  --------------
                                                              --------------  --------------
Net Losses as a Percentage of Average Aggregate Principal
  Balance(5)................................................            3.84%           5.18%
                                                              --------------  --------------
                                                              --------------  --------------

------------------------

(1) The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2) Other than for the Year Ended December 31, 1997 and the Year Ended December 31, 1998, represents the three-month average for the related period of the aggregate principal balance of all contracts purchased and serviced by Triad.

(3) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(4) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

(5) Other than for the Year Ended December 31, 1997 and the Year Ended December 31, 1998, net loss percentages are not annualized.

CHARGE-OFF POLICIES AND NET LOSSES

    Triad's charge-off policy relating to repossessed vehicles, bankruptcy, "skip" accounts and thefts or collisions is as follows:

    REPOSSESSIONS. When a financed vehicle has been repossessed and sold, the proceeds from the sale of the vehicle, net of the costs incurred in its repossession, storage and disposition, will be applied against the outstanding balance of the Receivable. A charge-off will be made in an amount equal to the Principal Balance of the Receivable less the net proceeds of the liquidation of the related financed vehicle.

    BANKRUPTCIES. If Triad receives a bankruptcy notice with respect to an Obligor, the contract will be charged-off in an amount equal to the current outstanding principal balance of the contract at the time of charge-off. The charge-off is actually taken upon the earlier of (a) the month in which the Obligor allows the contract to become 120 days or more delinquent in the case of an Obligor that files for protection under Chapter 7 or Chapter 13 of the United States Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code") or (b) Triad's receipt of notice of the results of the bankruptcy proceedings. The initial charge-off is adjusted, if necessary, to reflect the results of the bankruptcy proceedings.

    "SKIP" ACCOUNTS. Triad defines "skip" accounts as contracts for which (a) Triad is unable to contact or locate an Obligor for a period of 120 days or more and (b) Triad is unable to locate the related financed vehicle. Triad charges off the contract, with a charge-off equal to the current outstanding principal balance of the contract, and continues collection efforts. If Triad subsequently makes contact with the Obligor and the financed vehicle is repossessed and sold, proceeds from the disposition of the collateral, net of the costs incurred in repossessing, storing and disposing of the financed vehicle, and/or rebates from the cancellation of outstanding insurance policies and/or extended service contracts are recorded as recoveries.

    THEFTS OR COLLISIONS. Theft or collision contracts are charged-off upon the earlier of (a) Triad's receipt of proceeds from the Obligor's insurance policy if the account becomes more than 30 days past due and (b) the month in which the contract becomes 120 days delinquent. The charge-off is equal to the amount of the net deficiency resulting from the application of insurance proceeds to the current outstanding principal balance of the contract. Insurance proceeds received after a contract is charged-off are recorded as recoveries.

    Where permitted by local statute, charged-off Receivables are pursued for any deficiencies by Triad's loss prevention staff. A deficiency letter is sent to the Obligor within five days of the deficiency being established. A follow-up call to the Obligor is made within ten days after the deficiency letter has been sent. During this call, an attempt is made to negotiate a settlement of the deficiency balance. The first offer is generally made in an amount equal to 85% of the deficiency balance, but a 65% settlement is acceptable. Triad generally prefers to avoid establishing a monthly payment plan, as its experience has been that the Obligor will typically only make payments until such time as he is able to purchase a replacement vehicle. Triad will generally garnish the salary of a defaulted Obligor in states in which salary garnishment for recovery of deficiency balances is permitted.

INSURANCE

    In addition to the physical damage insurance policies maintained by the Obligors naming Triad as the loss payee, Triad may maintain collateral protection for uninsured physical damage in a manner that is customary and standard for servicers of receivables in the same general area as the Servicer and for receivables comparable to the Receivables, which may include self-insurance. Triad also maintains fidelity coverage insuring against losses through wrongdoing of its officers and employees.

                              THE BACKUP SERVICER

    If a Servicer Termination Event occurs and remains unremedied and Triad is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, The Chase Manhattan Bank, a New York banking corporation, will serve as Backup Servicer.

    The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of 1.75 basis points and the then outstanding Note Balance as compensation for, among other things, (i) standing by to act as successor Servicer and (ii) confirming certain calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to (a) interest and principal payments due to the Noteholders and (b) certain Receivables performance ratios.

                                THE RECEIVABLES

    Pursuant to the Receivables Purchase Agreement, Triad will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and such other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle retail installment sales contracts. The Receivables were purchased by Triad in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed herein, such credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See "Triad's Automobile Financing Program--General."

    No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from Triad's portfolio according to several criteria. Among such criteria, each Receivable (1) arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party thereto, (2) arises from the normal course of the Dealer's business, (3) is not in default, (4) the Obligor of which is a natural person residing in any state or the District of Columbia,
(5) the Obligor of which is not a government or a governmental subdivision or agency, (6) met Triad's underwriting criteria at the time of purchase, (7) is denominated and payable in Dollars in the United States, (8) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (9) is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by Triad, any exercisable right of recission, (10) is not more than 30 days past due, (11) has an original term to scheduled maturity of not less than 24 or more than 72 months, (12) has a remaining term to scheduled maturity of not less than 12 months or greater than 72 months, (13) provides for equal monthly payments which will cause the Receivable to fully amortize during its term, (14) has a remaining principal balance of not less than $1,000 or more than $35,000 and (15) has an APR of not less than 9% and (16) the model year of the related Financed Vehicle is not earlier than 1991.

PAYMENTS ON THE RECEIVABLES

    All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of such Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to (i) the Rule of 78's (a "Rule of 78's Receivables"), (ii) the actuarial method (an "Actuarial Receivable" and together with Rule of 78's Receivables, the "Precomputed Receivables") or (iii) the simple interest method (a "Simple Interest Receivable").

    Under a Rule of 78's Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the "Rule of 78's". Under the Rule of 78's, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under such Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

    An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of such scheduled monthly payment.

    All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

    "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under such Receivable allocable to "unearned" finance charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of such rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

    The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78's rebates under the Rule of 78's Receivables because pursuant to the Sale and Servicing Agreements such distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78's

Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders.

PURCHASE OR REPLACEMENT OBLIGATIONS

    Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, Triad will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to certain representations or warranties made by the Seller with respect to the Receivable, if such breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if such breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in such Receivable. The Indenture Trustee will also have certain rights to enforce such obligations of the Seller under the Receivables Purchase Agreement. See "Description of the Transaction Documents--Sale and Assignment of Receivables" and "Trust Property" herein.

    The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations thereunder (including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle) or certain other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace such Receivable from the Trust, unless such breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

COMPOSITION OF THE POOL OF INITIAL RECEIVABLES

    The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, certain Receivables may be excluded on the Closing Date as of a result of certain administrative considerations. In particular, Receivables with Obligors whose addresses are in Pennsylvania, constituting approximately 1.29% of the Original Pool Balance, are expected to be excluded from the Trust on the Closing Date for such reasons. As a result, it is expected that the Aggregate Principal Balance of the Receivables on the Closing Date will be decreased and the Pre-Funded Amount will be correspondingly increased from the amounts presented herein by approximately $1.3 million. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth herein.

                     COMPOSITION OF THE INITIAL RECEIVABLES

Aggregate Principal Balance..........................        $105,075,342.62
Number of Receivables................................                  7,425
Average Amount Financed..............................             $14,330.42
                                                                $5,872.85 to
Range of Amounts Financed............................             $35,052.00
Average Current Principal Balance....................             $14,151.56
                                                                $5,125.37 to
Range of Current Principal Balances..................             $34,997.87
Weighted Average APR.................................                 19.12%
Range of APRs........................................       10.95% to 25.00%
Weighted Average Original Term to Scheduled
  Maturity(1)........................................              60 months
Range of Original Terms to Scheduled Maturity........        30 to 72 months
Weighted Average Remaining Term to Scheduled
  Maturity(1)........................................              59 months
Range of Remaining Terms to Scheduled Maturity.......        28 to 72 months

------------------------

(1) Rounded to the nearest month.

            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
CURRENT PRINCIPAL                 NUMBER OF          OF             PRINCIPAL        PRINCIPAL
BALANCE                          RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
$ 5,000.00 to  9,999.99.......          877           11.81%    $    7,771,651.15         7.40%
 10,000.00 to 14,999.99.......        3,996           53.82         50,151,328.68        47.73
 15,000.00 to 19,999.99.......        1,919           25.85         32,723,086.73        31.14
 20,000.00 to 24,999.99.......          548            7.38         12,059,788.85        11.48
 25,000.00 to 29,999.99.......           70            0.94          1,877,227.08         1.79
 30,000.00 to 34,999.99.......           15            0.20            492,260.13         0.47
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
                                  NUMBER OF          OF             PRINCIPAL        PRINCIPAL
 AMOUNT FINANCED                 RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
$ 5,000.00 to  9,999.99.......          806           10.86%    $    7,072,745.24         6.73%
 10,000.00 to 14,999.99.......        3,946           53.14         49,060,360.42        46.69
 15,000.00 to 19,999.99.......        1,992           26.83         33,566,939.91        31.95
 20,000.00 to 24,999.99.......          582            7.84         12,659,874.79        12.05
 25,000.00 to 29,999.99.......           84            1.13          2,223,162.13         2.12
 30,000.00 to 34,999.99.......           14            0.19            457,864.43         0.44
 35,000.00 to 39,999.99.......            1            0.01             34,395.70         0.03
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

------------------------

(1) Percentages may not add to 100.00% due to rounding.

                       DISTRIBUTION OF RECEIVABLES BY APR
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
                                  NUMBER OF          OF             PRINCIPAL        PRINCIPAL
RANGE OF APRS (%)                RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
10.00 to 10.99................            3            0.04%    $       85,285.03         0.08%
11.00 to 11.99................           52            0.70            957,935.72         0.91
12.00 to 12.99................           89            1.20          1,726,602.89         1.64
13.00 to 13.99................           88            1.19          1,602,187.70         1.52
14.00 to 14.99................          101            1.36          1,669,438.45         1.59
15.00 to 15.99................          144            1.94          2,549,168.01         2.43
16.00 to 16.99................          449            6.05          6,943,678.38         6.61
17.00 to 17.99................        1,065           14.34         16,583,977.22        15.78
18.00 to 18.99................        1,147           15.45         16,162,402.95        15.38
19.00 to 19.99................        1,091           14.69         15,585,437.49        14.83
20.00 to 20.99................          969           13.05         12,684,930.73        12.07
21.00 to 21.99................        1,862           25.08         23,999,857.02        22.84
22.00 to 22.99................          158            2.13          2,088,933.94         1.99
23.00 to 23.99................          154            2.07          1,807,701.52         1.72
24.00 to 24.99................           52            0.70            614,137.94         0.58
25.00 to 25.99................            1            0.01             13,667.63         0.01
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

         DISTRIBUTION OF RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
                                  NUMBER OF          OF             PRINCIPAL        PRINCIPAL
MODEL YEAR                       RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
1999..........................          540            7.27%    $   10,150,464.93         9.66%
1998..........................        1,462           19.69         22,746,682.86        21.65
1997..........................        1,761           23.72         24,785,751.61        23.59
1996..........................        1,712           23.06         23,572,514.16        22.43
1995..........................        1,267           17.06         16,103,189.83        15.33
1994..........................          425            5.72          4,957,989.52         4.72
1993..........................          183            2.46          1,988,873.94         1.89
1992..........................           74            1.00            763,268.29         0.73
1991..........................            1            0.01              6,607.48         0.01
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

------------------------

(1) Percentages may not add up to 100.00% due to rounding.

      DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
RANGE OF REMAINING                NUMBER OF          OF             PRINCIPAL        PRINCIPAL
TERMS                            RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
24 to 29 months...............            2            0.03%    $       16,946.23         0.02%
30 to 35 months...............           91            1.23            804,425.21         0.77
36 to 41 months...............          112            1.51          1,138,987.81         1.08
42 to 47 months...............          498            6.71          5,544,248.34         5.28
48 to 53 months...............          361            4.86          4,333,239.17         4.12
54 to 59 months...............        4,068           54.79         57,616,616.04        54.83
60 to 65 months...............        1,610           21.68         23,225,922.88        22.10
66 to 71 months...............          455            6.13          8,140,947.28         7.75
72 months.....................          228            3.07          4,254,009.66         4.05
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

       DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO SCHEDULED MATURITY
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
RANGE OF ORIGINAL                 NUMBER OF          OF             PRINCIPAL        PRINCIPAL
TERMS                            RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
30 to 35 months...............            2            0.03%    $       16,946.23         0.02%
36 to 41 months...............          123            1.66          1,099,014.84         1.05
42 to 47 months...............          119            1.60          1,254,001.02         1.19
48 to 53 months...............          582            7.84          6,476,172.02         6.16
54 to 59 months...............          360            4.85          4,461,027.32         4.25
60 to 65 months...............        5,245           70.64         73,842,880.69        70.28
66 to 71 months...............          572            7.70          9,943,279.21         9.46
72 months.....................          422            5.68          7,982,021.29         7.60
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

------------------------

(1) Percentages may not add up to 100.00% due to rounding.

               DISTRIBUTION OF RECEIVABLES BY ADDRESS OF OBLIGOR
                        (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENTAGE OF                       PERCENTAGE
                                                TOTAL NUMBER         CURRENT       OF AGGREGATE
                                  NUMBER OF          OF             PRINCIPAL        PRINCIPAL
STATE                            RECEIVABLES   RECEIVABLES(1)        BALANCE        BALANCE(1)
------------------------------  -------------  ---------------  -----------------  -------------
California....................        2,246           30.25%    $   33,486,875.06        31.87%
Texas.........................          701            9.44         10,481,440.70         9.98
North Carolina................          721            9.71         10,319,222.10         9.82
Georgia.......................          527            7.10          7,170,245.22         6.82
Florida.......................          345            4.65          4,803,734.52         4.57
Nevada........................          314            4.23          4,308,884.73         4.10
New Jersey....................          306            4.12          4,095,383.69         3.90
Ohio..........................          288            3.88          3,728,293.53         3.55
Illinois......................          255            3.43          3,390,096.42         3.23
Virginia......................          200            2.69          2,902,437.93         2.76
Arizona.......................          176            2.37          2,560,479.51         2.44
Maryland......................          165            2.22          2,557,044.13         2.43
Iowa..........................          181            2.44          2,249,644.08         2.14
Tennessee.....................          116            1.56          1,601,983.67         1.52
South Carolina................          128            1.72          1,598,991.94         1.52
Indiana.......................          115            1.55          1,498,533.06         1.43
Missouri......................          105            1.41          1,361,371.52         1.30
Pennsylvania..................          103            1.39          1,356,811.91         1.29
New York......................          111            1.49          1,342,106.16         1.28
Washington....................           93            1.25          1,188,539.35         1.13
Minnesota.....................           77            1.04          1,089,729.69         1.04
Colorado......................           62            0.84            837,673.90         0.80
Kansas........................           48            0.65            603,426.50         0.57
Mississippi...................           15            0.20            214,345.75         0.20
Michigan......................            8            0.11            106,541.18         0.10
Nebraska......................            8            0.11             94,677.78         0.09
Oregon........................            5            0.07             61,911.24         0.06
Kentucky......................            4            0.05             42,880.19         0.04
Utah..........................            2            0.03             22,037.16         0.02
                                      -----          ------     -----------------       ------
  TOTAL.......................        7,425          100.00%    $  105,075,342.62       100.00%
                                      -----          ------     -----------------       ------
                                      -----          ------     -----------------       ------

------------------------

(1) Percentages may not add up to 100.00% due to rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

    All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of Triad unless the loan is repaid by the Obligor at the time of such sale or transfer. (For this purpose the term "prepayments" includes prepayments in full, or in part, including, without limitation, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the

Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, Triad is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under certain circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. Subject to certain conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the Original Pool Balance (as defined herein).

    If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made). "Weighted Average Life" means the average amount of time during which each dollar of principal on a Receivable is outstanding.

    Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also "The Notes--Optional Purchase of Receivables" regarding the Servicer's right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

    Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" ("ABS Tables") have been prepared on the basis of the following assumptions: (i) the Trust includes two pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page hereof; (v) interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, 5.626% and Class A-2 Notes, 6.090%; (vi) payments on the notes are made on the 17(th) of each month whether or not a Business Day; (vii) the Class A Notes are purchased on March 25, 1999; (viii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the Principal Balance of such Receivable by its indicated remaining term to maturity; (ix) the first due date for each Receivable is the last day of the month of the assumed cutoff date for such Receivable as set forth in the following table; (x) the entire Pre-Funded Amount is used to purchase Subsequent Receivables; (xi) the Servicer does exercise its option to purchase the Receivables; and (xii) the difference between the gross

APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

                                                                                            REMAINING
                                                                         ORIGINAL            TERM TO
                        AGGREGATE                                         TERM TO           SCHEDULED
                        PRINCIPAL                         ASSUMED      MATURITY (IN       MATURITY (IN
POOL                     BALANCE        GROSS APR(%)    CUTOFF DATE       MONTHS)            MONTHS)
------------------  -----------------  ---------------  -----------  -----------------  -----------------
  1                 $  105,075,342.62         19.12        2/28/99              60                 59
  2                     34,924,657.38         19.12        3/31/99              60                 60
                    -----------------

Total               $  140,000,000.00

    The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE

                         AT VARIOUS ABS PERCENTAGES(1)

                               CLASS A-1 NOTES                             CLASS A-2 NOTES
                  ------------------------------------------  ------------------------------------------
      PAYMENT
      DATE          0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         INITIAL        100        100        100        100        100        100        100        100
         4/17/99         97         96         95         94        100        100        100        100
         5/17/99         92         90         88         85        100        100        100        100
         6/17/99         87         84         80         76        100        100        100        100
         7/17/99         82         78         74         69        100        100        100        100
         8/17/99         79         75         69         63        100        100        100        100
         9/17/99         76         71         65         57        100        100        100        100
        10/17/99         73         68         60         52        100        100        100        100
        11/17/99         71         65         56         46        100        100        100        100
        12/17/99         68         61         52         40        100        100        100        100
         1/17/00         65         58         47         35        100        100        100        100
         2/17/00         63         55         43         30        100        100        100        100
         3/17/00         60         51         39         24        100        100        100        100
         4/17/00         57         48         35         19        100        100        100        100
         5/17/00         55         45         30         14        100        100        100        100
         6/17/00         52         41         26          9        100        100        100        100
         7/17/00         49         38         22          4        100        100        100        100
         8/17/00         46         35         18          0        100        100        100         99
         9/17/00         44         31         14          0        100        100        100         93
        10/17/00         41         28         10          0        100        100        100         87
        11/17/00         38         25          7          0        100        100        100         82
        12/17/00         35         22          3          0        100        100        100         76
         1/17/01         32         19          0          0        100        100         99         71
         2/17/01         30         15          0          0        100        100         94         65
         3/17/01         27         12          0          0        100        100         90         60
         4/17/01         24          9          0          0        100        100         85         55
         5/17/01         21          6          0          0        100        100         81         50
         6/17/01         18          3          0          0        100        100         77         45
         7/17/01         15          0          0          0        100        100         72         41
         8/17/01         12          0          0          0        100         96         68         36
         9/17/01         10          0          0          0        100         92         64         32
        10/17/01          7          0          0          0        100         89         60         28
        11/17/01          4          0          0          0        100         85         57         24
        12/17/01          1          0          0          0        100         81         53          0
         1/17/02          0          0          0          0         97         77         49          0
         2/17/02          0          0          0          0         94         74         46          0
         3/17/02          0          0          0          0         90         70         42          0
         4/17/02          0          0          0          0         86         67         39          0
         5/17/02          0          0          0          0         83         63         36          0
         6/17/02          0          0          0          0         79         60         33          0
         7/17/02          0          0          0          0         75         56         30          0
         8/17/02          0          0          0          0         71         53         27          0
         9/17/02          0          0          0          0         68         50         24          0
        10/17/02          0          0          0          0         64         46          0          0
        11/17/02          0          0          0          0         60         43          0          0
        12/17/02          0          0          0          0         56         40          0          0
         1/17/03          0          0          0          0         52         37          0          0
         2/17/03          0          0          0          0         49         34          0          0
         3/17/03          0          0          0          0         45         31          0          0
         4/17/03          0          0          0          0         41         28          0          0
         5/17/03          0          0          0          0         37         25          0          0
         6/17/03          0          0          0          0         33         22          0          0
         7/17/03          0          0          0          0         29          0          0          0
         8/17/03          0          0          0          0         25          0          0          0
         9/17/03          0          0          0          0          0          0          0          0
                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted Average
Life in Years(2)       1.34       1.09       0.84       0.66       3.84       3.49       2.83       2.18

------------------------------
(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the note.

                              YIELD CONSIDERATIONS

    Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also "The Receivables--Payments on the Receivables" herein.

                                USE OF PROCEEDS

    The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from Triad, which in turn will use such proceeds to pay related expenses and repay certain warehouse loans with ContiTrade Services L.L.C. ("CTS") an affiliate of CFN and Triad. CTS will use such monies to repay certain warehouse loans with an affiliate of the underwriter, and any additional proceeds will be added to Triad's general funds and used for its general corporate purposes.

                                  THE INSURER

    The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security"), and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect thereto.

GENERAL

    Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities-- thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the Insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    Financial Security's insurance financial strength is rated "Aaa" by Moody's Investors Service, Inc. Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Company and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors--ratings on the notes are not guaranteed to remain in place" herein.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:

                                                                       SEPTEMBER 30, 1998
                                                                  ----------------------------
                                                                     ACTUAL     AS ADJUSTED(1)
                                                                  ------------  --------------

                                                                          (UNAUDITED)
                                                                         (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid Reinsurance
  premiums).....................................................  $    480,089   $    480,089
                                                                  ------------  --------------
Surplus Notes...................................................        50,000        130,000
                                                                  ------------  --------------
Minority Interest...............................................                       20,000
                                                                                --------------
Shareholder's Equity:
  Common Stock..................................................        15,000         15,000
  Additional Paid-In Capital....................................       614,787        684,787
  Accumulated Other Comprehensive Income (net of deferred income
    taxes)......................................................        41,923         41,923
  Accumulated Earnings..........................................       326,145        326,145
                                                                  ------------  --------------
Total Shareholder's Equity......................................       997,855      1,067,855
                                                                  ------------  --------------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest
  and Shareholder's Equity......................................  $  1,527,944   $  1,697,944
                                                                  ------------  --------------
                                                                  ------------  --------------

------------------------

(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from Financial Security in connection with the formation of a new indirect Bermuda subsidiary of Financial Security, initially capitalized with $100 million, including a $20 million minority interest owned by XL Capital Ltd., and (b) contribution by Holdings to the capital of Financial Security of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by Holdings and may be reviewed at the EDGAR website maintained by the Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement:

    (a) Annual Report on Form 10-K for the year ended December 31, 1997,

    (b) Quarterly Report on Form 10-Q for the period ended March 31, 1998,

    (c) Quarterly Report on Form 10-Q for the period ended June 30, 1998, and

    (d) Quarterly Report on Form 10-Q for the period ended September 30, 1998.

    All financial statements of the Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

    The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for copies should be directed to: Triad Financial Corporation, 7711 Center Avenue, Suite 100, Huntington Beach, California 92647; telephone (714) 373-8300.

    The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered hereby, and the offering of such Class A Notes at that time shall be deemed to be the initial bona fide offering thereof.

    All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of any offering of the Class A Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

                                   THE NOTES

    The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

GENERAL

    The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "Holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Certain Information Regarding the Securities--Book-Entry Regulation" in the Prospectus Supplement and Annex I to the Prospectus.

    In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in "--Priority of Distribution Amounts." Payments on the Notes will be made from the Note Distribution Account (as defined herein).

MANDATORY REDEMPTION

    The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on such date (the "Class A Mandatory Redemption Amount"). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each such Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

OPTIONAL PURCHASE OF RECEIVABLES

    As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (i) the Aggregate Principal Balance as of the Initial Cutoff Date plus (ii) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the "Original Pool Balance"). To exercise such option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if such redemption would result in a claim under the Policy or if such redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising such option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to "--Priority of Distribution Amounts" below. See "Certain Matters Regarding the Servicer--Termination" in the accompanying Prospectus.

    Such purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days' prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any such redemption. The redemption price for each Note will be no less than the outstanding principal balance of such Note on the date of redemption plus accrued and unpaid interest thereon (the "Redemption Price"). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the "Priority of Distribution Amounts" below.

DISTRIBUTIONS FROM THE TRUST

    No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to such Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

    For purposes hereof, the following terms shall have the following meanings:

    "Additional Funds Available" means, with respect to any Payment Date the sum of (i) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Payment Date plus (ii) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to such Payment Date.

    "Class A Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the sum of (i) the Class A-1 Interest Carryover Shortfall and
(ii) the Class A-2 Interest Carryover Shortfall.

    "Class A Interest Payment Amount" means, with respect to any Payment Date, the sum of (i) the Class A-1 Interest Payment Amount and (ii) the Class A-2 Interest Payment Amount.

    "Class A Mandatory Redemption Amount" means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

    "Class A Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the sum of (a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and (b) all amounts, if any, in the Pre-Funding Account, over (ii) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (i) through (v) under "--Priority of Distribution Amounts" on such Payment Date.

    "Class A Principal Payment Amount" means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

    "Class A Target Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the product of (i) 13.5% (or such lesser percentage as the Insurer may decide in its sole discretion), and (ii) the sum of (a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

    "Class A-1 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for such Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on such outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from such preceding Payment Date through the current Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on such current Payment Date.

    "Class A-1 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including March 1, 1999, to but excluding April 19, 1999) at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

    "Class A-1 Mandatory Redemption Amount" means, (i) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (ii) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the close of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the close of business on the date prior to the related Payment Date.

    "Class A-1 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on such current Payment Date.

    "Class A-1 Principal Payment Amount" means (a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of (i) the Class A-1 Note Balance immediately prior to such Payment Date and (ii) the sum of (A) the Principal Payment Amount and (B) the Class A-1 Mandatory Redemption Amount and (b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

    "Class A-2 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for such Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on such outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from such preceding Payment Date through the current Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on such current Payment Date.

    "Class A-2 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including March 1, 1999, to but excluding April 19, 1999) at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

    "Class A-2 Mandatory Redemption Amount" means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

    "Class A-2 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on such current Payment Date.

    "Class A-2 Principal Payment Amount" means (a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of (i) the Class A-2 Note Balance immediately prior to such Payment Date, and (ii) the difference between (A) the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and (B) the Class A-1 Principal Payment Amount and
(b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

    "Class B Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for such Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from such preceding Payment Date through the current Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the Holders of the Class B Notes actually received on such current Payment Date.

    "Class B Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including March 1, 1999 to but excluding April 19, 1999) at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

    "Class B Principal Payment Amount" means (a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of (i) the Class B Note Balance immediately prior to such Payment Date, and (ii) amounts remaining from the sum of (A) Available Funds and (B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under "--Priority of Distribution Amounts," and (b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

    "Contract Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding).

    "Defaulted Receivable" means any Receivable with respect to which any of the following shall have occurred: (a) for which the related Financed Vehicle has been repossessed by the Servicer; or (b) for which all or more than 10% of any payment is 120 days or more past due; or (c) a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

    "Draw Date" means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding such Payment Date.

    "Excess Overcollateralization Amount" means, with respect to any Payment Date, the excess, if any, of (x) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (I.E., assuming that the entire amount described in clause (x) of the definition of "Principal Payment Amount" is distributed as principal on the Class A Notes) over (y) the Class A Target Overcollateralization Amount on such Payment Date.

    "Insurer Optional Deposit" means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date; or (ii) to include such amount as part of the Additional Funds Available for such Payment Date to the extent that without such amount a draw would be required to be made on the Policy.

    "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period: (i) the sale of the Financed Vehicle; (ii) for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles, (iii) the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or (iv) 90 days have elapsed since the Servicer repossessed the Financed Vehicle.

    "OC Stabilization Date" means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

    "Policy Claim Amount" means, for any Payment Date, the excess, if any, of
(i) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for such Payment Date over (ii) the sum of (a) the amounts actually deposited into the Class A Note Distribution Account on such related Payment Date and (b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for such Payment Date.

    "Principal Balance" of a Receivable (a) as of the Cutoff Date, means the Amount Financed minus (i) in the case of a Precomputed Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date and allocable to principal in accordance with the actuarial method and (ii) in the case of a Simple Interest Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date and allocable to principal in accordance with the simple interest method, and (b) as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus
(1) in the case of a Precomputed Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date (but after the Cutoff Date) and allocable to principal in accordance with the actuarial method,
(2) in the case of a Simple Interest Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date (but after the Cutoff Date) and allocable to principal in accordance with the simple interest method and (3) any Cram Down Loss in respect of such Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

    "Principal Payment Amount" means the amount equal to the excess, if any, of
(x) the sum of the following amounts, without duplication: (a) the principal portion of all Contract Scheduled Payments received during such Collection Period on Precomputed Receivables (calculated in accordance with the actuarial method) and all payments of principal received on Simple Interest Receivables (calculated in accordance with the simple interest method) during such Collection Period; (b) the principal portion of all prepayments received during the related Collection Period; (c) the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased; (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and
(e) the aggregate
amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over (y) the Excess Overcollateralization Amount, if any, for such Payment Date.

    "Purchase Amount" means, with respect to a Receivable, the Principal Balance plus interest thereon at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of such Collection Period, and otherwise through the last day of the month of repurchase.

    CALCULATION OF PAYMENT AMOUNTS. The Class A-1 Noteholders will be entitled to receive, to the extent funds are available therefor, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available therefor, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in "--Priority of Distribution Amounts". The "Class A-1 Note Balance" will initially represent $71,100,000, and thereafter, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The "Class A-2 Note Balance" will initially represent $56,300,000, and thereafter, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

PRIORITY OF DISTRIBUTION AMOUNTS

    On each Payment Date, the Indenture Trustee will (based on the information contained in the Servicer's Certificate delivered on the related Determination
Date) distribute the following amounts in the following order of priority:

    (i) first, from the Available Funds, to the Servicer, the Servicer Fee (as defined herein) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and certain other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

    (ii) second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent such Person (as defined herein) has not previously received such amount from the Servicer;

   (iii) third, from the remaining Available Funds, pro rata in respect of the amounts due thereto, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for such Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for such Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

    (iv) fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for such Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

    (v) fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for such Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

    (vi) sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

   (vii) seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit therein to its then required level;

  (viii) eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

    (ix) ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for such Payment Date and the Class B Interest Carryover Shortfall, if any;

    (x) tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

    (xi) eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Transaction Documents, any remaining funds.

PAYMENT DATE CALCULATIONS AND PAYMENTS

    In the event that any Servicer's Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (i), (ii) and (vi) above in "--Priority of Distribution Amounts", the Indenture

Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to such request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled thereto, in the amounts described in clauses (i) through
(vi) of "--Priority of Distributions" in accordance with such priority of payment. Further, in the event that any Servicer's Certificate delivered by the Servicer indicates that the sum of (i) the Available Funds with respect to a Payment Date, plus (ii) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

STATEMENTS TO NOTEHOLDERS

    On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer's Certificate, which statement sets forth certain information required under the Sale and Servicing Agreement. Each such statement will include the following information with respect to such Payment Date or the immediately preceding Collection Period, as applicable:

    (i) the amount of such payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

    (ii) the amount of such payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

   (iii) the amount of such payment pursuant to a claim on the Policy;

    (iv) the amount of fees paid by the Trust with respect to such Collection Period, including any Servicer Fee and Servicer Expenses;

    (v) the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

    (vi) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

   (vii) the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

  (viii) for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

    (ix) the number of Receivables and the aggregate Principal Balance due thereof, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

    (x) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount thereof net of Recoveries;

    (xi) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount thereof;

   (xii) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

  (xiii) the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

   (xiv) the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during such Collection Period (or during a prior Collection Period, if the Servicer first became aware of such proceeding during the current Collection Period);

   (xv) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

   (xvi) the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

  (xvii) the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

    Each amount set forth pursuant to subclauses (i), (ii) and (v) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

    Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See "Reports to Securityholders" and "Description of the Notes" in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder and such other information as the Servicer deems necessary to enable such Noteholder to prepare its tax returns. See "Certain Federal Income Tax Consequences."

CREDIT SUPPORT

    The Class A Overcollateralization Amount and the Class A Reserve Account (a funded cash reserve account (the "Class A Reserve Account")), result in credit support for the Class A Notes. This credit support is required to be increased to, and thereafter maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or "step down", over time without the consent of Noteholders.

    OVERCOLLATERALIZATION. Overcollateralization for the Class A Notes is created as a result of the application of "excess interest" and "excess principal" to the payment of principal on the Class A Notes. The "excess interest" is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay certain fees, or, under certain circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The "excess principal" is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the "excess principal" results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

    If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

    SUBORDINATION. As of the Closing Date, the principal balance of the Class B Notes equals 9% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

    CLASS A RESERVE ACCOUNT. The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each Payment Date thereafter, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under "The Notes--Priority of Distribution Amounts" above to the extent that the balance on deposit therein is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to such Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date (after giving effect to all distributions made on such Payment Date) in excess of the specified Class A Reserve Account Requirements for such Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, such excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

    In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement (and any provisions in the Insurance Agreement relating to the Class A Reserve Account) in any respect (including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting such funds to be used for the benefit of persons other than Class A Noteholders) without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion thereof, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by such Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

THE INDENTURE

    THE INDENTURE TRUSTEE. The Chase Manhattan Bank is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of certain jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon such party such powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

    The Indenture Trustee may resign at any time after 60 days' written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes legally unable to act or becomes insolvent. In such circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

    The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee's own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee's representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for certain taxes that may be asserted in connection with the transaction.

    The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes (other than the authentication of the Notes) or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before such monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. The Trust and Indenture Trustee may, with the prior written consent of the Insurer (prior to the occurrence and continuance of an Insurer Default) but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the property subject to the lien of the Indenture or add additional property thereto; (ii) to evidence the succession of another Person to the Trust and the assumption by such successor of the covenants of the Trust; (iii) to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust; (iv) to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee; (v) to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture; (vi) to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and (vii) to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any such action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

    MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT. With the prior written consent of the Insurer (prior to the occurrence and continuance of an Insurer Default) and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer (prior to the occurrence and continuance of an Insurer Default) and the Holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any such supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding certain aspects of what constitutes an "Outstanding" Note; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver; (vii) modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or (ix) become effective if the Rating Agency Condition in respect thereof has not been satisfied.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of: (i) any payment being made under the Policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust, Triad or the Certificateholder; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and such characterization's having a material adverse effect on the Trust and the Noteholders or the Insurer; (v) the sum of the Available Funds with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (i)-(vi) under "The Notes--Priority of Distribution Amounts" herein; and
(vi) any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstances or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

    Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from an event specified in (i), (ii), (iii), or (iv) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the

Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. See "The Policy" herein.

    If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "Description of the Notes--Provisions of the Indenture" and "--Events of Default; Rights Upon Events of Default"; and the Indenture Trustee and the Noteholders have the rights under the Indenture described therein.

NOTE FACTORS; STATEMENT TO NOTEHOLDERS; SERVICER REPORTS TO THE INDENTURE
  TRUSTEE

    The "Class A-1 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; thereafter, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder's pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

    The "Class A-2 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; thereafter, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder's pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

    Under the Sale and Servicing Agreement, the Servicer will perform certain monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer's Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during such calendar year will have been a Noteholder, a statement containing certain information related to such Noteholder's preparation of federal income tax returns.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

    The following summary describes certain terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information with respect to the Receivables by the Seller and the Company is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" in the Prospectus. See also "The Receivables" herein and "The Receivables Pools" in the Prospectus for additional information regarding the Receivables and certain obligations of the Seller and the Servicer with respect to the Receivables.

    At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company's entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with such pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

    Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) the Seller will not have selected such Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer; (iv) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date): (a) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date; (b) the remaining term of such Receivables will not be greater than 72 months nor less than 12 months; (c) not more than 87% of the Principal Balances of such Receivables will be attributable to Loans for the purchase of used Financed Vehicles; (d) the APR is not less than 9% nor more than 25%; and (e) no vehicle is older than a 1991 model year, and the Trust, the Indenture Trustee, the Owner Trustee and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivable to the Trust (including a schedule identifying such Subsequent Receivables; (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (vi) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all such Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated AAA by S&P and Aaa by Moody's.

    Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things: (i) as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects; (ii) at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables; (iii) at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by (or will be when all necessary steps have been taken to result in) a first priority perfected security interest in the Financed Vehicle in favor of Triad and such security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and (iv) each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

    Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in such Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if such breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in such Receivable are materially adversely affected by a breach of certain of its servicing obligations under the Sale and Servicing Agreement (including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or certain other covenants with respect to the Servicer), if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any such uncured breaches.

    Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, Triad's accounting records and computer systems will be marked to reflect such sale and assignment, and UCC financing statements reflecting such sale and assignment will be filed. See "Certain Legal Aspects of the Receivables--Security Interests in Financed Vehicles" in the accompanying Prospectus.

ACCOUNTS

    Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by Mellon Bank, N.A. (the "Lockbox Bank"). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the "Lockbox Account") acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the "Collection Account") in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds therein. Upon receipt, but in no event later than two Business Days after the receipt thereof, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds therein. The Collection

Account will be maintained with the Indenture Trustee as long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have such acceptable rating, the Indenture Trustee shall cause such accounts to be moved to a bank or trust company having such acceptable ratings.

    The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

    On the Closing Date, a cash amount equal to approximately $34,924,657.38 (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Trustee. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or (iii) the Payment Date in May 1999. The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to herein as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in May 1999. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the Payment Date in May 1999 and (ii) if the last day of the Funding Period occurs on or prior to the Determination Date in April 1999, then the April 1999 Payment Date.

    On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in April 1999, May 1999 and June 1999, and to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Payment Date at the excess of the weighted average interest rate on the Class A Notes and (ii) 2.5%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid to the Class A Noteholders on such date. See "Description of the Transaction Documents--Accounts."

    All such Accounts shall be Eligible Deposit Accounts (as defined in the Prospectus) acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

    Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations. No such extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

SERVICING PROCEDURES

    The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

    The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

COLLECTIONS

    The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

    For purposes of the Sale and Servicing Agreement, collections on a Receivable (other than a Receivable purchased by the Servicer or the Seller) which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that such collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on such Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during such Collection Period.

SERVICING COMPENSATION

    The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the "Servicer Fee") equal to the sum of (a) the product of one-twelfth and 2.25% (the "Servicing Fee Rate") and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which such Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for certain expenses related to the repossession of Financed Vehicles (the "Servicer Expenses"). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under "The Notes--Priority of Distribution Amounts".

    The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for certain taxes, independent accountants' fees and other costs incurred in connection with administering the Receivables.

BACKUP SERVICING AND BACKUP SERVICING COMPENSATION

    Pursuant to the Sale and Servicing Agreement, The Chase Manhattan Bank will perform certain duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the "Backup Servicer Fee") equal to one-twelfth the product of 1.75 basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for certain costs and expenses associated with the transition of the Backup Servicer to Servicer (the "Servicer Transition Expenses").

    The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer thereunder, except upon determination that, by reason of a change in legal requirements, the Backup Servicer's performance of such duties would be in violation of such legal requirements and the Controlling Party does not elect to waive the obligations of the Backup

Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No such resignation will become effective until a successor backup servicer has assumed the Backup Servicer's servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer's obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any such resignation and the Rating Agency Condition is satisfied with respect thereto.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before June 30 of each year, commencing June 30, 1999, a statement to the effect that such firm has audited the books and records of the Servicer and issued its report thereon from the fiscal year ended on the immediately preceding March 31. The Servicer will deliver a copy of such report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

    The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before June 30 of each year, commencing June 30, 1999, of a certificate signed by an officer of the Servicer stating that, to such officer's knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months (or, for the initial report, for such longer period as will have elapsed from the date of issuance of the Notes) or, if there has been a default in the fulfillment of any such obligation, describing each such default. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

CERTAIN MATTERS REGARDING THE SERVICER

    The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except (i) upon determination that, by reason of a change in legal requirements, the Servicer's performance of such duties would be in violation of such legal requirements and
(ii) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No such resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

    The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any such Person will be protected against any liability that would otherwise be imposed by reason of the Servicer's material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties.

    Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform certain specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

SERVICER TERMINATION EVENTS; RIGHTS UPON SERVICER TERMINATION EVENT

    A "Servicer Termination Event" under the Sale and Servicing Agreement will include: (i) the Servicer's failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after the earlier of (x) discovery of such failure by the Servicer and (y) notice of such failure is given by the Indenture Trustee to the Servicer; (ii) the Servicer's failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which (a) it obtains actual knowledge of such failure or (b) it receives written notice of such failure from
(1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency; (iv) so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice, (v) so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred; (vi) a claim is made under the Policy; or (vii) any representation or warranty shall prove to be incorrect in any material respect and such incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

    "Insurer Default" shall mean the occurrence and continuance of any of the following events:

    (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

    (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

    (c) a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

    As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or
(y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon such termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement (other than obligations and responsibilities arising prior to such termination) will automatically pass to the Backup Servicer (or such other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing).

WAIVER OF PAST DEFAULTS

    As set forth under "Certain Matters Regarding Servicer--Waiver of Past Defaults" in the Prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

    The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision therein or for the purpose of adding any provision to or changing in any manner or eliminating any provision thereof or modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that such action will not: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders; (ii) reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any such amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; PROVIDED, FURTHER, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer; or (iii) result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder. The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Class A Reserve Account.

LIST OF NOTEHOLDERS; VOTING OF NOTES

    Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by such Noteholders with certain other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford such Noteholders, within five Business Days after receipt of such request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

    If Triad, the Seller or any of their affiliates owns any Notes, such Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

    The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

TERMINATION

    The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of: (i) the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement; (ii) the expiration of the Policy in accordance with its terms; or (iii) the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any preference period related thereto.

    In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day, plus the appraised value of any other property held by the Trust (with the prior written consent of the Insurer, if such redemption would result in a claim under the Policy or if such redemption would result in any amount owing to the Insurer remaining unpaid). The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such Holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination; PROVIDED, HOWEVER, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, such final payment to such Noteholder will be made by check or wire transfer as described above and each such Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after such Payment Date.

                                   THE POLICY

    The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

    Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

    "Scheduled Payments" means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which "Scheduled Payments", are (i) the Class A Interest Payment Amount, with respect to a Payment Date and (ii) the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or (z) any Class A Mandatory Redemption Amounts, unless the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any

Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

    Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt (as defined below) by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class A Notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received (as defined below) written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

    The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

    Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

    The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

    The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

    Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of the State of New York.

    It is a condition to issuance that the Class A Notes be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" herein.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to certain types of Class A Noteholders subject to special treatment under the Federal income tax laws (including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing). This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution thereof and who hold the Class A Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

    The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE ISSUER

    Dechert Price & Rhoads will deliver its opinion that the Issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

    If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any such corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders (and possibly Class A Noteholders) could be liable for any such tax that is not paid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE CLASS A NOTES

    TREATMENT OF THE CLASS A NOTES AS INDEBTEDNESS. The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

    OID, INDEXED SECURITIES, ETC. It is not anticipated that the Class A Notes will be issued with original issue discount ("OID") within the meaning of
Section 1273 of the Code.

    INTEREST INCOME ON THE CLASS A NOTES. Based on the above assumptions, except as discussed below, the Class A Notes will not be considered issued with OID. If the Class A Notes were treated as being issued with OID, the excess of the "stated redemption price at maturity" of the Class A Notes over their issue price would constitute OID. The stated interest thereon will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with such Class A Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Class A Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    SALE OR OTHER DISPOSITION. If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder's cost for the Class A Note, increased by any market discount, and gain previously included by such Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Class A Noteholder with respect to such Class A Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest (including OID) and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

    Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax (and any similar state or local taxes) at corporate tax rates on its taxable income generated by ownership of the Receivables. Such a tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any such distributions would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

    FOREIGN HOLDERS. Interest paid (or accrued) to a Class A Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "Foreign Person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the Foreign Person (i) does not own actually or constructively 10% or more of the capital or profits of interests in the Issuer and is not actually or constructively a "10 percent shareholder" of the Trust, Triad or the Seller (including a 10% owner of the Certificates) or "controlled foreign corporation" with respect to which the Issuer, Triad, or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Class A Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Class A Note is a Foreign Person and providing the foreign person's name and address. If the information provided in this statement changes, the Foreign Person must inform the Issuer within 30 days of such change. If a Class A Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Person that owns the Class A Note. Under recently finalized Treasury regulations (the "Final Regulations") this statement requirement may also be satisfied with certain other documentary evidence with respect to an offshore account or through certain foreign intermediaries. Those regulations will apply for payments made after December 31, 1999. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (a) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (b) in the case of an individual foreign person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

    If a Foreign Person is engaged in a trade or business and interest on the Class A Note is effectively connected with the conduct of such trade or business in the United States, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person if such Foreign Person properly executed IRS Form 4224 annually. In addition, if such Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

    If the IRS were to contend successfully that the Class A Notes are interests in a partnership (not taxable as a corporation), a Class A Noteholder that is a foreign person might be required to file a U.S. Federal income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax, and would be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% unless such rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

    BACKUP WITHHOLDING. Each holder of a Class A Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Class A Noteholder fail to provide the required certification, the Issuer will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors should consult their own advisors as to the application of the Final Regulations.

                         CERTAIN STATE TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of such plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant).

    Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by certain changes in the financial condition of the Issuer.

    Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, Triad, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38 regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers." By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (i) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (ii) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

    A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                    RATINGS

    It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement dated March 16, 1999 (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to Credit Suisse First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Class A Notes.

    Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered hereby, if any are taken.

    The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect such transactions by selling Class A Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

    The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make such a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

    An affiliate of the underwriter provides a warehouse facility to Triad.

    The Seller has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

    The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters relating to the Class A Notes and certain federal income tax and other matters will be passed upon for the Seller and Triad by Dechert Price & Rhoads, New York, New York. Certain legal matters under California law will be passed upon for the Seller and Triad by California counsel, by Hudson Cook, LLP and Helen R. Kraus, General Counsel of Triad. Certain legal matters relating to the Class A Notes will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters will be passed upon for the Insurer by Brian Mellstrom, Assistant General Counsel to the Insurer.

                                    GLOSSARY

    AGGREGATE PRINCIPAL BALANCE: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances (computed as of the last day of the related Collection Period end date) for all Receivables (other than Liquidated Receivables and Purchased Receivables).

    AMOUNT FINANCED: With respect to a Receivable, the aggregate amount advanced extended under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

    AVAILABLE FUNDS: With respect to any Determination Date, the sum of (i) the "Collected Funds" received by the Servicer during the related Collection Period,
(ii) all Purchase Amounts deposited in the Collection Account for the related Collection Period, (iii) all income received from investments of funds in the Collection Account during the related Collection Period, (iv) the Monthly Capitalized Interest Amount with respect to such Payment Date, (v) the Insurer Optional Deposit, if any, and (vi) any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

    CERTIFICATEHOLDER: The holder of a Certificate

    CLASS: A class of Notes.

    CLASS A NOTE BALANCE: The sum of (i) the Class A-1 Note Balance and (ii) the Class A-2 Note Balance.

    CLASS A-1 FINAL SCHEDULED PAYMENT DATE: June 17, 2002, or, if such day is not a Business Day, the next succeeding Business Day.

    CLASS A-2 FINAL SCHEDULED PAYMENT DATE: September 17, 2005, or, if such day is not a Business Day, the next succeeding Business Day.

    CLASS B NOTE BALANCE: An amount equal to $12,600,000 on the Closing Date and thereafter, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

    COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts) and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

    COLLECTION PERIOD: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which such Payment Date or Determination Date occurs.

    CONTROLLING PARTY: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

    CORPORATE TRUST OFFICE: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date hereof is located at 450 West 33rd Street, New York, New York 10001.

    CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

    CUTOFF DATE: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

    DEALER AGREEMENT: An agreement generally between Triad and a Dealer relating to the sale of retail installment contracts to Triad and all documents and instruments relating thereto.

    DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment conveying such Receivable to Triad.

    DEFICIENCY CLAIM AMOUNT: With respect to any Determination Date, the positive difference, if any, of (i) the sum of the related Scheduled Payments plus the amounts described in clauses (i), (ii) and (vi) under the heading "The Notes--Priority of Distribution Amounts" minus (ii) the amount of Available Funds with respect to such Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit therein in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

    DETERMINATION DATE: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

    HOLDER OR NOTEHOLDER: The Person in whose name a Note is registered in the Note Register.

    LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable, (i) proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,
(ii) any insurance proceeds or rebates, or (iii) other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

    MANAGED RECEIVABLE: Any retail installment contract (including any related promissory note) for a Financed Vehicle, and all rights and obligations thereunder, generally originated by and currently serviced by Triad for Obligors.

    NOTE BALANCE:  The sum of the Class A Note Balance and Class B Note Balance.

    NOTE MAJORITY: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

    PAYMENT AMOUNT: With respect to a Payment Date, the sum of (i) the Available Funds as of the last day of a Collection Period, plus (ii) the Deficiency Claim Amount, if any, with respect to such Payment Date.

    PERSON: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

    PURCHASED RECEIVABLE: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of certain representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of certain of the Servicer's obligations.

    RATING AGENCY CONDITION: With respect to any action, that the Rating Agency has been given prior notice thereof and that the Rating Agency has notified Triad, the Seller, the Servicer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

    SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement between Triad, in its individual capacity and as Servicer, Asset Backed Securities Corporation, as Company, Triad Auto Receivables Owner Trust 1999-1 as purchaser, and The Chase Manhattan Bank, as Indenture Trustee and Backup Servicer.

    SERVICER'S CERTIFICATE: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

    SERVICER RECEIVABLES FILES: The following documents or instruments in the Servicer's possession with respect to each Receivable: (i) documents evidencing or relating to any Insurance Policy; and (ii) any and all other documents (in original or electronic form) that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

    STATE:  Any state of the United States or the District of Columbia.

    TRANSACTION DOCUMENTS: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described herein.

    TRUST AGREEMENT: The Trust Agreement between Asset Backed Securities Corporation, the Certificateholder, Triad, and Wilmington Trust Company, as Owner Trustee.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

ABS..............................................................................       S-26
ABS Tables.......................................................................       S-26
ACS..............................................................................       S-14
Actuarial Receivable.............................................................       S-19
Additional Funds Available.......................................................       S-33
Aggregate Principal Balance......................................................       S-60
Amount Financed..................................................................       S-60
Available Funds..................................................................       S-60
Backup Servicer..................................................................       S-10
Backup Servicer Fee..............................................................       S-48
Bankruptcy Code..................................................................       S-18
Benefit Plan.....................................................................       S-57
Business Day.....................................................................       S-53
Capital Assets...................................................................       S-54
Capitalized Interest Account.....................................................       S-47
Certificate......................................................................       S-10
Certificateholder................................................................       S-60
CFN..............................................................................       S-10
Class............................................................................       S-60
Class A Mandatory Redemption Amount..............................................       S-32
Class A Notes....................................................................       S-10
Class A Note Balance.............................................................       S-60
Class A Overcollateralization Amount.............................................       S-33
Class A Interest Carryover Shortfall.............................................       S-33
Class A Interest Payment Amount..................................................       S-33
Class A Principal Payment Amount.................................................       S-34
Class A Reserve Account..........................................................       S-40
Class A Target Overcollateralization Amount......................................       S-34
Class A-1 Final Scheduled Payment Date...........................................       S-60
Class A-1 Interest Carryover Shortfall...........................................       S-34
Class A-1 Interest Payment Amount................................................       S-34
Class A-1 Mandatory Redemption Amount............................................       S-34
Class A-1 Notes..................................................................       S-10
Class A Note Balance.............................................................       S-60
Class A-1 Note Balance...........................................................       S-37
Class A-1 Note Factor............................................................       S-44
Class A-1 Principal Carryover Shortfall..........................................       S-34
Class A-1 Principal Payment Amount...............................................       S-34
Class A-2 Final Scheduled Payment Date...........................................       S-60
Class A-2 Interest Carryover Shortfall...........................................       S-34
Class A-2 Interest Payment Amount................................................       S-34
Class A-2 Mandatory Redemption Amount............................................       S-35
Class A-2 Notes..................................................................       S-10
Class A-2 Note Balance...........................................................       S-37
Class A-2 Note Factor............................................................       S-44
Class A-2 Principal Carryover Shortfall..........................................       S-35
Class A-2 Principal Payment Amount...............................................       S-35
Class B Notes....................................................................       S-10
Class B Note Balance.............................................................       S-60

Class B Interest Carryover Shortfall.............................................       S-35
Class B Interest Payment Amount..................................................       S-35
Class B Principal Payment Amount.................................................       S-35
Clean-up Call....................................................................        S-4
Closing Date.....................................................................       S-10
Code.............................................................................       S-54
Collected Funds..................................................................       S-60
Collection Account...............................................................       S-46
Collection Period................................................................       S-60
Company..........................................................................       S-10
Contract Scheduled Payment.......................................................       S-35
Contracts........................................................................       S-12
Controlled Foreign Corporation...................................................       S-55
Controlling Party................................................................       S-60
Corporate Trust Office...........................................................       S-60
Cram Down Loss...................................................................       S-61
CTS..............................................................................       S-29
Cutoff Date......................................................................       S-61
Dealer Agreement.................................................................       S-61
Dealer Assignment................................................................       S-61
Dealer Recourse..................................................................       S-12
Defaulted Receivable.............................................................       S-35
Deficiency Claim Amount..........................................................       S-61
Determination Date...............................................................       S-61
Disqualified Persons.............................................................       S-57
Draw Date........................................................................       S-35
DTC..............................................................................       S-32
Equity Interest..................................................................       S-57
Events of Default................................................................       S-43
Excess Overcollateralization Amount..............................................       S-35
Exchange Act.....................................................................       S-31
Final Regulations................................................................       S-56
Financed Vehicles................................................................       S-12
Financial Security...............................................................       S-29
Foreign Person...................................................................       S-55
Funding Period...................................................................       S-47
                                                                                       S-32,
Holder...........................................................................       S-61
Holdings.........................................................................       S-29
Indenture........................................................................       S-11
Indenture Trustee................................................................       S-10
In-house Asset Managers..........................................................       S-57
Initial Cutoff Date..............................................................       S-11
Initial Financed Vehicles........................................................       S-11
Initial Pre-Funded Amount........................................................       S-47
Initial Receivables..............................................................       S-11
Insurance Agreement Indenture Cross Defaults.....................................       S-43
Insurer..........................................................................       S-12
Insurer Default..................................................................       S-50
Insurer Optional Deposit.........................................................       S-36
IRS..............................................................................       S-54
Issuer...........................................................................       S-10
Liquidated Receivable............................................................       S-36
Liquidation Proceeds.............................................................       S-61

Lockbox Account..................................................................       S-46
Lockbox Bank.....................................................................       S-46
Managed Receivable...............................................................       S-61
Mandatory Redemption Date........................................................       S-47
Monthly Capitalized Interest Amount..............................................       S-47
Moody's..........................................................................        S-4
Non-prime Borrowers..............................................................       S-13
Note Balance.....................................................................       S-61
Note Distribution Account........................................................       S-47
Note Majority....................................................................       S-61
                                                                                       S-32,
Noteholder.......................................................................       S-61
Notes............................................................................       S-10
Obligors.........................................................................       S-11
OC Stabilization Date............................................................       S-36
OID..............................................................................       S-55
Order............................................................................       S-53
Original Pool Balance............................................................       S-33
Owner Trustee....................................................................       S-11
Payment Amount...................................................................       S-61
Person...........................................................................       S-61
Plan Assets......................................................................       S-57
Plan Assets Regulation...........................................................       S-57
Policy Claim Amount..............................................................       S-36
Portfolio Interest...............................................................       S-55
Precomputed Receivables..........................................................       S-19
Pre-Funded Amount................................................................       S-47
Pre-Funding Account..............................................................       S-47
Principal Balance................................................................       S-36
Principal Payment Amount.........................................................       S-36
Publicly Traded Partnership......................................................       S-56
Purchase Amount..................................................................       S-37
Purchased Receivable.............................................................       S-61
Rating Agency Condition..........................................................       S-62
Receipt..........................................................................       S-53
Receivables......................................................................       S-10
Receivables File.................................................................       S-12
Received.........................................................................       S-53
Redemption Price.................................................................       S-33
Related Person...................................................................       S-55
Rule of 78's Receivables.........................................................       S-19
S&P..............................................................................        S-4
Sale and Servicing Agreement.....................................................       S-10
Scheduled Payments...............................................................       S-52
Securities Act...................................................................       S-58
Seller...........................................................................       S-10
Servicer.........................................................................       S-10
Servicer's Certificate...........................................................       S-62
Servicer Expenses................................................................       S-48
Servicer Fee.....................................................................       S-48
Servicer Receivables Files.......................................................       S-62
Servicer Termination Event.......................................................       S-50
Servicer Transition Expenses.....................................................       S-48
Servicer's Certificate...........................................................       S-62

Servicing Fee Rate...............................................................       S-48
Simple Interest Receivable.......................................................       S-19
State............................................................................       S-62
Subsequent Cutoff Date...........................................................       S-11
Subsequent Financed Vehicles.....................................................       S-12
Subsequent Purchase Agreement....................................................       S-12
Subsequent Receivables...........................................................       S-12
Subsequent Transfer Date.........................................................       S-12
Transaction Documents............................................................       S-62
Triad............................................................................       S-10
Trust............................................................................       S-10
                                                                                       S-11,
Trust Agreement..................................................................       S-62
Trust Property...................................................................       S-11
Underwriter......................................................................       S-58
Underwriting Agreement...........................................................       S-58
Weighted Average Life............................................................       S-26

PROSPECTUS

                Credit Suisse First Boston Auto Receivables and
                         Receivables Securities Trusts

                               Asset Backed Notes
                           Asset Backed Certificates
                                ----------------
                      Asset Backed Securities Corporation
                                    Company
                               ------------------

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates.

 The property of each Trust will include assets composed of (a) Primary Assets, which may include (A) (i) one or more pools of motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles (including motor homes, van campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, snowmobiles, and trailers), vans and light duty trucks (the "Receivables"), and security interests in the vehicles financed thereby or (ii) Collateral Certificates (as defined herein), (B) Government Securities (as defined herein), and (C)
       Private Label Custody Receipt Securities (as defined herein), (b)
        certain monies due or received under the terms of the Primary
            Assets, on or after the applicable cutoff date, (c) the
             rights to certain credit and cash flow enhancement as
            described herein and (d) a de minimis amount of certain
            other property ancillary thereto, in each case as more
             fully described herein and in the related Prospectus
                                  Supplement.

  The Primary Assets either will be sold to a Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Company"), or the Company will transfer funds to a Trust in exchange for the Certificates. Such
         Trust will use such funds to purchase the Primary Assets,
              in each case as described in the related Prospectus
                                  Supplement.

  To the extent specified in the related Prospectus Supplement, each class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Primary Assets, at the rates, on the dates and in the manner described herein and in the related
    Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of
     Securities of the same Series, and payments on the Certificates of a
      Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a
       Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to
            interest distributions with disproportionate, nominal or
                   no distributions in respect of principal.

Prospective Investors should consider the factors set forth under "Risk Factors" on page 14 of this Prospectus and in the related Prospectus Supplement.

THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A
   SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED
      OR INSURED BY, CREDIT SUISSE FIRST BOSTON CORPORATION, THE COMPANY,
       ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.

 PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA
  CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS SUPPLEMENT. THESE SECURITIES
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                           Credit Suisse First Boston

               This date of this Prospectus is November 19, 1998.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to each Class of such
Securities: (i) the interest rate and authorized denominations, as applicable, of each Class of such Securities; (ii) certain information concerning the Primary Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Credit or Cash Flow Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount, if any, of each Class of such Securities will be paid to holders of such Securities; (vi) the extent to which any Class within such Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities.

                           REPORTS TO SECURITYHOLDERS

    With respect to each Series of Securities, the Servicer (as defined in the related Prospectus Supplement) of the related Primary Assets will prepare for distribution to the related Securityholders certain monthly and annual reports concerning such Securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."

                             AVAILABLE INFORMATION

    The Company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying

Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone, (212) 325-2000.

                                SUMMARY OF TERMS

    This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer........................  With respect to any Series of Securities, a trust (each, a
                                "Trust") formed pursuant to either (i) either (a) a pooling and servicing agreement (a "Pooling and Servicing
                                Agreement") among the Company, the Servicer and the Trustee for such Trust or (b) a trust agreement (a "Trust
                                Agreement") between the Company and the Trustee for such
                                Trust (each such Trust being referred to herein as a
                                "Grantor Trust") or (ii) a Trust Agreement between the
                                Company and/or the Seller or one of its affiliates and the
                                Trustee for such Trust (each such Trust being referred to
                                herein as an "Owner Trust").

Company.......................  The Company is a special purpose Delaware corporation organized for the purpose of issuing the Securities and
                                other securities issued under the Registration Statement
                                backed by receivables or underlying securities of various
                                types and, if specified in the related Prospectus
                                Supplement, acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as
                                general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have
                                any significant assets. The Company is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither
                                Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise
                                obligated with respect to any Series of Securities.

                                The Company's principal executive office is located at 11
                                Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

Trustee.......................  With respect to each Owner Trust and each Grantor Trust, the trustee specified in the related Prospectus Supplement (the
                                "Trustee").

Servicer......................  With respect to each Owner Trust and each Grantor Trust, the servicer, if any, specified in the related Prospectus
                                Supplement (the "Servicer").

Indenture Trustee.............  With respect to any Series of Securities that is issued by an Owner Trust and includes one or more classes of Notes,
                                the indenture trustee specified in the related Prospectus
                                Supplement (the "Indenture Trustee").

Securities Offered............  Each Series of Securities issued by an Owner Trust will include one or more classes of Certificates and may also
                                include one or more classes of Notes. Each Series of
                                Securities issued by a Grantor Trust will include one or
                                more classes of Certificates, but will not include any
                                Notes. Each class of Notes will be issued pursuant to an

                                indenture (each, an "Indenture") between the related Owner
                                Trust and the Indenture Trustee specified in the related
                                Prospectus Supplement. Each class of Certificates will be
                                issued pursuant to the related Trust Agreement (in the case of Certificates issued by an Owner Trust) or the related
                                Pooling and Servicing Agreement or Trust Agreement (in the
                                case of Certificates issued by a Grantor Trust). The related
                                Prospectus Supplement will specify which class or classes of
                                Notes and/or Certificates of the related Series are being
                                offered thereby.

The Notes.....................  As specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount or no
                                principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest
                                Rate") or will not bear interest. Each class of Notes may
                                have a different Interest Rate, which may be a fixed,
                                variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will
                                specify the Interest Rate, or the method for determining the
                                Interest Rate, for each class of Notes.

                                A Series of Securities issued by an Owner Trust may include two or more classes of Notes that differ as to timing and
                                priority of payments, seniority, allocations of losses,
                                Interest Rate or amount of payments of principal or
                                interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Primary Assets.
                                If specified in the related Prospectus Supplement, one or
                                more classes of Notes ("Strip Notes") may be entitled to (i)
                                principal payments with disproportionate, nominal or no
                                interest payments or (ii) interest payments with
                                disproportionate, nominal or no principal payments. See
                                "Description of the Notes--Distributions of Principal and
                                Interest".

                                Notes will be available for purchase in denominations of
                                $1,000 or such other minimum denominations as shall be
                                specified in the related Prospectus Supplement and integral multiples thereof and will be available in book-entry form, or such other form as shall be specified in the related
                                Prospectus Supplement. If the related Prospectus Supplement provides that the Notes will be available in book-entry form only, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information
                                Regarding the Securities--Definitive Securities".

                                If the Servicer exercises its option to purchase the Primary
                                Assets of a Trust (or if not and, if and to the extent
                                provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions
                                described under "Certain Matters Regarding the
                                Servicer--Termination", the outstanding Notes will be
                                redeemed as set forth in the related Prospectus Supplement.

The Certificates..............  As specified in the related Prospectus Supplement, each class of Certificates will have a stated certificate balance
                                (the "Certificate Balance") or no stated principal balance and will accrue interest on such Certificate Balance at a
                                specified rate or will not bear interest (with respect to
                                each class of Certificates, the "Certificate Pass-Through
                                Rate"). Each class of Certificates may have a different
                                Certificate Pass-Through Rate, which may be a fixed,
                                variable or adjustable Certificate Pass-Through Rate, or any combination of the foregoing. The related Prospectus
                                Supplement will specify the Certificate Pass-Through Rate, or the method for determining the applicable Pass-Through
                                Rate, for each class of Certificates.

                                A Series of Securities may include two or more classes of
                                Certificates that differ as to timing and priority of
                                distributions, seniority, allocations of losses, Certificate
                                Pass-Through Rate or amount of distributions in respect of principal or interest. Additionally, distributions in
                                respect of principal or interest in respect of any such
                                class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from
                                designated portions of the related Primary Assets. If
                                specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be
                                entitled to (i) principal distributions with
                                disproportionate, nominal or no interest distributions or
                                (ii) interest distributions with disproportionate, nominal or no principal distributions. See "Description of the
                                Certificates--Distributions of Principal and Interest". If a
                                Series of Securities issued by an Owner Trust includes
                                classes of Notes, distributions in respect of the
                                Certificates will be subordinated in priority of payment to payments on the Notes to the extent specified in the related
                                Prospectus Supplement.

                                Certificates will be available for purchase in a minimum
                                denomination of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and in integral multiples of $1,000 in excess thereof and
                                will be available in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the related Prospectus Supplement provides that the
                                Certificates will be available in book-entry form only,
                                Certificateholders will be able to receive Definitive
                                Certificates only in the limited circumstances described
                                herein or in the related Prospectus Supplement. See "Certain
                                Information Regarding the Securities--Definitive
                                Securities".

                                If the Servicer or the Company exercises its option to
                                purchase the Primary Assets of a Trust (or if not and, if
                                and to the extent provided in the related Prospectus
                                Supplement, satisfactory bids for the purchase of such
                                Primary Assets are received), in the manner and on the
                                respective terms and conditions described under "Certain
                                Matters Regarding the Servicer--Termination", the
                                Certificates will be prepaid as set forth in the related
                                Prospectus Supplement.

Risk Factors..................  For a discussion of risk factors that should be considered with respect to an investment in the Securities, see "Risk
                                Factors" herein and in the related Prospectus Supplement.

The Trust Property

General.......................  On or prior to the date of issuance of a Series of
                                Securities specified in the related Prospectus Supplement
                                (the "Closing Date"), either (i) the Company will own and
                                will sell or (ii) the seller or sellers specified in the
                                related Prospectus Supplement, which seller or sellers may also be the Servicer (the "Seller"), will sell either
                                directly, or indirectly through a special purpose entity, to the Company and Company will sell, in each such case,
                                Primary Assets having the aggregate principal balance
                                specified in such Prospectus Supplement as of the date
                                specified therein (the "Cutoff Date") to the Trust being
                                formed on such date pursuant to either (i) a Pooling and
                                Servicing Agreement (in the case of a Grantor Trust) or (ii)
                                a Sale and Servicing Agreement (in the case of an Owner
                                Trust).

                                The property of each Trust also will include amounts on
                                deposit in certain trust accounts, including the related
                                Collection Account and any other account identified in the applicable Prospectus Supplement. See "Description of the
                                Transfer and Servicing Agreements--Trust Accounts".

Receivables...................  Receivables consist of Motor Vehicle Installment Contracts secured by new or used automobiles, recreational vehicles
                                (including motor homes, van campers, boats, boat motors,
                                motorcycles, jet skis, waverunners, all-terrain-vehicles,
                                snowmobiles, and trailers), vans or light duty trucks and
                                the right to receive certain payments made with respect to such Receivables, security interests in the vehicles
                                financed thereby (the "Financed Vehicles"), certain accounts and the proceeds thereof, and any proceeds from claims under certain related insurance policies, in each case as
                                described in the related Prospectus Supplement.

                                Receivables arise or will arise, from motor vehicle
                                installment loan agreements originated by either the Seller or Sellers specified in the related Prospectus Supplement
                                (collectively, the "Seller") or motor vehicle retail
                                installment sale contracts acquired by the Seller
                                (collectively, the "Motor Vehicle Installment Contracts"), in each case secured by new or used automobiles,
                                recreational vehicles (including motor homes, van campers, boats, boat motors, motorcycles, jet skis, waverunners,
                                all-terrain-vehicles, snowmobiles, and trailers), vans or
                                light duty trucks purchased by the obligors on such
                                Receivables (each, an "Obligor") from motor vehicle dealers
                                (the "Dealers"). The Receivables for any given Receivables
                                Pool will be selected from the Motor Vehicle Installment
                                Contracts owned by a Seller based on the criteria specified in the related Receivables Purchase Agreement, and described herein under "The Receivables Pools" and "Description of the
                                Transfer and Servicing Agreements-- Sale and Assignment of
                                Primary Assets" and in the related Prospectus Supplement
                                under "The Receivables Pool".

Collateral Certificates.......  The Collateral Certificates, if any, consist of certain asset backed certificates or notes, each issued pursuant to a pooling and servicing agreement, sale and servicing
                                agreement, trust agreement or indenture (each, an
                                "Underlying Agreement"). Each "Collateral Certificate"
                                represents an interest in a trust fund (an "Underlying Trust
                                Fund") created pursuant to such Underlying Agreement. The
                                assets of each Underlying Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts secured by new or used automobiles, recreational vehicles (including motor
                                homes, van campers, boats, boat motors, motorcycles, jet
                                skis, waverunners, all-terrain-vehicles, snowmobiles, and
                                trailers), vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles
                                financed thereby, and a DE MINIMIS amount of certain other property ancillary thereto. Holders of a Collateral
                                Certificate are entitled to receive distributions of
                                interest and principal in respect thereof as described
                                herein. The Collateral Certificates, if any, will be more
                                particularly described in the related Prospectus Supplement.

Government Securities.........  The Government Securities, if any, consist of any combination of (i) receipts or other instruments created
                                under the Department of the Treasury's Separate Trading of
                                Registered Interest and Principal of Securities, or STRIPS,
                                program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or
                                principal payments to be made on certain United States
                                Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and
                                (iii) certain other debt securities ("GSE Bonds") of United
                                States government sponsored enterprises ("GSEs") ("GSE
                                Bonds"; and together with Treasury Strips and Treasury
                                Bonds, collectively, "Government Securities"). The specific terms of the Government Securities, if any, included in a
                                Trust will be more particularly described in the related
                                Prospectus Supplement.

Private Label Custody Receipt

Securities....................  The Private Label Custody Receipt Securities, if any,
                                consist of any combination of (i) receipts or other
                                instruments (other than Treasury Strips) evidencing
                                ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian
                                ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding
                                Corporation ("REFCO") bonds ("REFCO Strips"; and, together with Private Label Custody Strips, "Private Label Custody
                                Receipt Securities"). The specific terms of the Private
                                Label Custody Receipt Securities, if any, included in a
                                Trust will be set forth in the applicable Prospectus
                                Supplement.

Pre-Funding...................  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a
                                particular Series (such amount, the "Pre-Funded Amount")
                                will be deposited in an account (the "Pre-Funding Account")
                                to be established with the Trustee, which will be used to
                                acquire additional Receivables from time to

                                time during the period specified in the related Prospectus
                                Supplement (the "Pre-Funding Period"). Prior to the
                                investment of the Pre-Funded Amount in additional
                                Receivables, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next
                                Distribution Date. See "Description of the Transfer and
                                Servicing Agreements--Pre-Funding".

                                During any Pre-Funding Period, the Seller or such other
                                party specified in the related Prospectus Supplement will be obligated (subject only to the availability thereof) to
                                transfer to the related Trust Fund additional Receivables
                                from time to time during such Pre-Funding Period. Such
                                additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related
                                Prospectus Supplement, which eligibility criteria will be
                                consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such
                                Prospectus Supplement.

                                Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated
                                that: (a) the Pre-Funding Period will not exceed 90 days
                                from the related Closing Date; (b) the additional
                                Receivables to be acquired during the Pre-Funding Period
                                will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the
                                Closing Date (although additional criteria may also be
                                required to be satisfied, as described in the related
                                Prospectus Supplement); and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the
                                Securities issued pursuant to a particular offering.

Credit and Cash Flow
Enhancement...................  If and to the extent specified in the related Prospectus
                                Supplement, credit enhancement with respect to a Trust or
                                any class or classes of Securities may include any one or
                                more of the following: subordination of one or more other
                                classes of Securities of the same Series, reserve funds,
                                spread accounts, yield supplement accounts, surety bonds,
                                insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts,
                                over-collateralization, guaranteed investment contracts,
                                swaps or other interest rate protection agreements,
                                repurchase obligations, other agreements with respect to
                                third party payments or other support, cash deposits, or
                                other arrangements that are incidental to or related to the
                                Primary Assets included in a Trust. To the extent specified in the related Prospectus Supplement, a form of credit
                                enhancement with respect to a Trust or class or classes of
                                Securities will be subject to certain limitations and
                                exclusions from coverage thereunder.

Transfer and Servicing
Agreements....................  The Primary Assets either will be sold to the Trust by the
                                Company or the Company will transfer funds to the Trust
                                which will purchase the related Receivables, if any,
                                Collateral Certificates, if any, Government Securities, if
                                any, and Private Label Custody Receipt

                                Securities, if any, with such funds. If the Primary Assets are sold to the Trust by the Company, the Seller will sell the related Receivables, if any, to the Company pursuant to a Receivables Purchase Agreement. The Company will (i) sell or transfer such Receivables, if any, and will assign
                                certain rights and benefits received under such Receivables
                                Purchase Agreement, (ii) sell or transfer the related
                                Collateral Certificates, if any, (iii) sell or transfer the related Government Securities, if any, and (iv) sell or
                                transfer the related Private Label Custody Receipt
                                Securities, if any, in any case to a Trust pursuant to a
                                Sale and Servicing Agreement or a Pooling and Servicing
                                Agreement, as applicable. The rights and benefits of an
                                Owner Trust under any such agreement will be assigned to the related Indenture Trustee as collateral for the Notes, if
                                any of the related Series.

                                A Servicer will agree with a Trust pursuant to the related
                                Pooling and Servicing Agreement (in the case of a Grantor
                                Trust) or pursuant to a sale and servicing agreement (a
                                "Sale and Servicing Agreement") (in the case of an Owner
                                Trust) to be responsible for servicing, managing,
                                maintaining custody of and making collections on
                                Receivables, unless otherwise specified in the related
                                Prospectus Supplement.

                                To the extent provided in the related Prospectus Supplement, the Servicer may advance scheduled payments under each
                                Precomputed Receivable that are not timely made (a
                                "Precomputed Advance") to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed
                                Advance from subsequent payments on or with respect to such
                                Receivable or from other Precomputed Receivables in
                                accordance with the terms of the related Pooling and
                                Servicing Agreement or Sale and Servicing Agreement, as
                                applicable. In addition, with respect to Simple Interest
                                Receivables, the Servicer may advance any interest shortfall
                                (a "Simple Interest Advance"). As used herein, "Advance"
                                means any Precomputed Advance or Simple Interest Advance.
                                The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the
                                Receivables to the extent described in the related
                                Prospectus Supplement.

                                To the extent provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable in which the interest of the applicable Trust is material and adversely affected as a result of a breach of any
                                representation or warranty made by the Seller in the related
                                Receivables Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to the Seller thereof.

                                To the extent specified in the related Prospectus
                                Supplement, the Servicer will be obligated under the
                                Receivables Purchase Agreement to purchase or make Advances with respect to any Receivable if, among other things, it
                                extends the date for final payment by the Obligor thereon
                                beyond the final scheduled maturity date for the related
                                Receivables Pool specified in the related

                                Prospectus Supplement (the "Final Scheduled Maturity Date"),
                                changes the annual percentage rate (the "APR") or the amount of the scheduled monthly payments on such Receivable or
                                fails to maintain a perfected security interest in the
                                Financed Vehicle related to such Receivable.

                                As specified in the related Prospectus Supplement, the
                                Servicer will receive a fee for servicing the Receivables of each Trust equal to the percentage specified in the related
                                Prospectus Supplement of the aggregate outstanding principal balance of the related Receivables Pool, plus certain late fees, prepayment charges and other administrative fees or
                                similar charges. See "Description of the Transfer and
                                Servicing Agreements--Servicing Compensation and Payment of
                                Expenses" herein.

Certain Legal Aspects of
Receivables; Repurchase
Obligations...................  To the extent specified in the related Prospectus
                                Supplement, the Seller will be obligated to repurchase any
                                Receivable sold to a Trust as to which a first perfected
                                security interest in the name of the Seller in the Financed
                                Vehicle securing such Receivable does not exist as of the
                                date such Receivable is purchased by such Trust, if such
                                breach materially adversely affects the interest of such
                                Trust in such Receivable and if such failure or breach is
                                not cured by the Seller by the grace period specified in the related Prospectus Supplement.

                                In connection with the sale of Receivables to a Trust,
                                security interests in the Financed Vehicles securing such
                                Receivables will be assigned by the Seller to such Trust.
                                Due to administrative burden and expense, however, the
                                certificates of title to such Financed Vehicles will not be amended to reflect such assignment to the Trust. In the
                                absence of such an amendment, the Trust may not have a
                                perfected security interest in the Financed Vehicles
                                securing the Receivables in some states. If a Trust does not have a perfected security interest in a Financed Vehicle,
                                its ability to realize on such Financed Vehicle in the event of a default may be adversely affected.

                                To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such
                                Financed Vehicle and holders of subsequently perfected
                                security interests. However, as against liens for repairs of
                                Financed Vehicles or for taxes unpaid by the related
                                Obligor, or through fraud or negligence, a Trust could lose its security interest, or the priority of its security
                                interest, in a Financed Vehicle. Neither the Seller nor the
                                Servicer will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed
                                Vehicle for any such cause after the Closing Date.

                                Federal and state consumer protection laws impose
                                requirements on creditors in connection with extensions of credit and collections of retail installment loans, and
                                certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. To the extent specified in the related Prospectus Supplement,

                                the Seller will be obligated to repurchase any Receivable
                                that fails to comply with such requirements. See "Certain
                                Legal Aspects of the Receivables".

Tax Consequences..............  If a Prospectus Supplement specifies that the related Trust will be an Owner Trust, upon the issuance of the related
                                Series of Securities, Federal Tax Counsel will deliver an
                                opinion to the effect that, for federal income tax purposes:
                                (i) any Notes of such Series, when issued, will be
                                characterized as debt and (ii) such Trust will not be
                                characterized as an association or a publicly traded
                                partnership taxable as a corporation. In respect of any such
                                Series, each holder of a Note (each, a "Noteholder"), by the acceptance of a Note of such Series, will agree to treat
                                such Note as indebtedness, and each holder of a Certificate
                                (each, a "Certificateholder"), by the acceptance of a
                                Certificate of such Series, will agree to treat such Trust as a partnership in which such Certificateholder is a
                                partner for federal income tax purposes or, if there is only one Certificateholder, to treat itself as the owner of the assets of the Trust and to treat such Trust as a disregarded entity for federal income tax purposes.

                                If a Prospectus Supplement specifies that the related Trust will be a Grantor Trust, upon the issuance of the related
                                Series of Certificates Federal Tax Counsel to such Trust
                                will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax
                                purposes and will not be subject to federal income tax.

                                See "Material Federal Income Tax Consequences" and "State
                                and Local Tax Considerations" for additional information
                                regarding the application of tax laws.

ERISA Considerations..........  Subject to the considerations discussed under "ERISA
                                Considerations" herein and in the related Prospectus
                                Supplement and if so specified in the related Prospectus
                                Supplement (i) the Notes of any Series and (ii) the
                                Certificates of any Series that meet certain other
                                requirements may be eligible for purchase by employee
                                benefit plans.

                                As specified in the related Prospectus Supplement, the
                                Certificates of any Series that are subordinated to any
                                other Security of that Series may not be acquired by any
                                "employee benefit plan" as defined in and subject to the
                                Employee Retirement Income Security Act of 1974, as amended, or by any "plan" as defined in Section 4975 of the Code. See
                                "ERISA Considerations" herein and in the related Prospectus
                                Supplement.

                                Persons investing assets of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as
                                amended, or of plans as defined in Section 4975 of the Code should read "ERISA Considerations" herein and consult their own legal advisors to determine whether and to what extent the Notes and Certificates constitute permissible
                                investments for such employee benefit plans and whether the purchase or holding of Notes or Certificates could give rise to transactions prohibited under ERISA or Section 4975 of
                                the Code.

Legal Investment..............  Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to
                                determine whether and to what extent the Certificates or
                                Notes constitute legal investments for them.

Ratings.......................  It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four
                                highest rating categories by at least one nationally
                                recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities
                                inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of
                                Securities will address the likelihood of the payment of
                                principal and interest thereon pursuant to their terms.
                                There can be no assurance that a rating will remain for a
                                given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment
                                circumstances in the future so warrant. For more detailed
                                information regarding the ratings assigned to any class of a particular Series of Securities, see "Summary of
                                Terms--Ratings of the Notes" and "Risk Factors--Ratings of
                                the Notes" in the related Prospectus Supplement.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF ANY SERIES OF SECURITIES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN ANY CLASS OR CLASSES OF SECURITIES OF ANY SUCH SERIES.

    CERTAIN LEGAL ASPECTS--LACK OF SECURITY INTERESTS IN FINANCED
VEHICLES. Security interests in the Financed Vehicles securing Receivables will be assigned to the related Trust. Due to administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect such assignment to the Trust unless otherwise specified in the Prospectus Supplement. In the absence of such amendments, a Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

    If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize in the event of a default on such Financed Vehicle may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, such Trust could lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. Should the Trust lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence, then neither the Seller nor the Servicer will have any obligation to repurchase such Receivable. See "Certain Legal Aspects of the Receivables-- Security Interests in Financed Vehicles".

    To the extent provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable does not exist as of the date such Receivable is transferred to such Trust, if such breach materially adversely affects the interest of the Trust in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Seller.

    CERTAIN LEGAL ASPECTS--CONSUMER PROTECTION LAWS. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment obligations, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

    CERTAIN LEGAL ASPECTS--INSOLVENCY CONSIDERATIONS AND THE CHARACTERIZATION OF THE TRANSFER OF RECEIVABLES. Each of the Seller and the Company intend that the transfer of the Receivables by it under the applicable Transfer and Servicing Agreement constitute a sale. Notwithstanding the foregoing, if such Seller is not a bank and such Seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Company or the Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing by such Seller or the Company, as applicable. If the transfer to the Company or the Trust were to be characterized as a secured loan, to the extent that the Seller or the Company, as applicable, would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's or Company's insolvency, as applicable, and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to be made with respect to the Receivables should not be subject to recovery by a receiver of the Seller or the Company, as applicable. However, in such a case, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. The risks related to a Seller that is a bank will be discussed in the related Prospectus Supplement.

    RECENT LEGAL DEVELOPMENTS REGARDING THE SALE OF ACCOUNTS RECEIVABLES. The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. The Seller will warrant in each Receivables Purchase Agreement that the sale of Receivables to the related Trust is a valid sale of such Receivables to such Trust. For a discussion of certain consequences of characterization of a transaction as a sale or a pledge, see "--Certain Legal Aspects--Insolvency Considerations and the Characterization of the Transfer of Receivables" above.

    SUBORDINATION OF CERTAIN CLASSES OF SECURITIES; LIMITED ASSETS OF A
TRUST. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Primary Assets and, to the extent provided in the related Prospectus Supplement, access to funds in the Reserve Account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Company, related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Primary Assets and, if and to the extent available, amounts payable under any available form of credit enhancement, as specified in the related Prospectus Supplement.

    MATURITY AND PREPAYMENT CONSIDERATIONS--RECEIVABLES. All of the Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment"--includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidation due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts (as defined herein) with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, pursuant to each Receivables Purchase Agreement, the Seller will be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the Holders of the related Series of Securities. See also "Certain Matters Regarding the Servicer--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.

    MATURITY AND PREPAYMENT CONSIDERATIONS--COLLATERAL CERTIFICATES, GOVERNMENT SECURITIES AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES. The rate of payment of principal of Securities, and the aggregate amount of each distribution on and the yield to maturity of all Securities will depend on a number of factors, including the performance of (i) the Collateral Certificates, if any, and the rate of payment of principal (including prepayments) thereof, (ii) the Government Securities, if any, and the rate of payment of principal thereof and
(iii) the Private Label Custody Receipt Securities, if any, and the rate of payment of principal thereof. Each of the Collateral Certificates is subject to prepayment, which may result from the occurrence of the events described herein and in the prospectus used in connection with the offering of such Collateral Certificates.

    The rate of payment of principal of the Securities may also be affected by the repurchase of the underlying receivables, and the corresponding retirement of the Collateral Certificates. In such event, the amount paid in respect of the Collateral Certificates held by the Trust would be treated as prepayment of principal and accrued interest of the Collateral Certificates and thus would be passed through to the Securityholders.

    RISK OF COMMINGLING. With respect to each Trust the assets of which consist of Receivables, the Servicer will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof or such other period as specified in the related Prospectus Supplement. However, if a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement) affirm their initial rating of the related Securities, then for so long as such Servicer is the Servicer and provided that
(i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate Repurchase Amount for Receivables purchased by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

    REMOVAL OF A SERVICER AFTER A SERVICER DEFAULT. The related Prospectus Supplement may provide that with respect to a Series of Securities issued by an Owner Trust, upon the occurrence of a Servicer Default, the related Indenture Trustee or Noteholders may remove the Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholders with respect to such Series may not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series. See "Certain Matters Regarding the Servicer--Waiver of Past Defaults".

    LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION. The related Prospectus Supplement may specify that one or more classes of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Sale and Servicing Agreement, Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                                   THE TRUSTS

    With respect to each Series of Securities, the Company and/or the Seller or one of its affiliates will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include Primary Assets and all payments due thereunder on and after the applicable

Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date or Closing Date, as specified in the related Prospectus Supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. The property of each Trust may also include: (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in Financed Vehicles and any other interest of a Seller in such Financed Vehicles; (iii) the rights to proceed from claims on certain physical damage, credit life and disability insurance policies covering Financed Vehicles or the Obligors, as the case may be; (iv) any property that has secured a Receivable and that has been acquired by the applicable Trust; and (v) any and all proceeds of the Primary Assets or the foregoing. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

    The Servicer specified in the related Prospectus Supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related Prospectus Supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related Prospectus Supplement, each Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the Trustee specified in the related Prospectus Supplement will manage such Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

    If the protection provided to (i) holders of Notes issued by an Owner Trust by the subordination of the related Certificates and by the Reserve Account, if any, or any other available form of credit enhancement for such Series or (ii) Certificateholders by any such Reserve Account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments by or on behalf of Obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Motor Vehicle Installment Contracts. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

    The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

                                  THE TRUSTEE

    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

    The Receivables in a Receivables Pool have been or will be originated or acquired by a Seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related Prospectus Supplement.

    The Receivables to be sold to each Trust will be selected from a Seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that (subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement) each Receivable (i) is secured by a new or used vehicle, (ii) was originated or acquired (either from a motor vehicle dealer or a financial institution) by the Seller, (iii) provides for level monthly payments (except for the last payment, which may be different from the level payments) that, unless otherwise provided in the related Prospectus Supplement, amortize the amount financed over the original term to maturity of the related Motor Vehicle Installment Contract, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to Securityholders were or will be used in selecting the Receivables.

    "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Motor Vehicle Installment Contract multiplied by the unpaid principal balance of such loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Motor Vehicle Installment Contract for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

    "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Motor Vehicle Installment Contract and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

    In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

    To the extent provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Servicer as additional servicing compensation.

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by APR and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Certain information concerning the experience of a Seller pertaining to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

NEW AND USED FINANCED VEHICLES

    The extension of credit to an Obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on such Receivable and the adequacy of the related Financed Vehicle. Such assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related Prospectus Supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive Dealers Association Used Car Guide, the National Auto

Research Division Black Book or such other industry guide as specified in the related Prospectus Supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts secured by new or used Financed Vehicles will be set forth in each Prospectus Supplement.

                          THE COLLATERAL CERTIFICATES

GENERAL

    Primary Assets for a Series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. Such Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act in connection with the offering of a Series of Securities (which offering, distribution and registration may have been undertaken, or may be undertaken, by the Company and/or one or more affiliates of the Company), in each case, subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of such underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

    The issuer of the Collateral Certificates (the "Underlying Issuer") will be
(i) a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts, or (ii) a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to such trusts and selling beneficial interests in such trusts, or (iii) one of such trusts. If so specified in the related Prospectus Supplement, the Underlying Issuer may be the Company and/or one or more affiliates of the Company. The obligations of the Underlying Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The related Prospectus Supplement will (subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement) provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

    Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related Prospectus Supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a certain date or under other circumstances specified in the related Prospectus Supplement.

ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

    Enhancement in the form of reserve funds, subordination of other Securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

ADDITIONAL INFORMATION

    The related Prospectus Supplement for a Series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent such information is reasonably available to the Company and the Company reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets; (ii) certain characteristics of the receivables which comprise the underlying assets for the Collateral Certificates; (iii) the expected and final maturity of the Collateral Certificates; (iv) the interest rate of the Collateral Certificates; (v) the Underlying Issuer, the Underlying Servicer (if other than the Underlying Issuer) and the Underlying Trustee for such Collateral Certificates; (vi) certain characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to such Collateral Certificates themselves; (vii) the terms on which the underlying receivables for such Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and (viii) the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                           THE GOVERNMENT SECURITIES

GENERAL

    Primary Assets for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Government Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

    The Prospectus Supplement for each Series of Securities the Trust with respect to which contains Government Securities will contain information as to:
(i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will bear interest, if any, the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any; (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and issuers thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Government Security. With respect to a Trust which includes a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities.

TREASURY BONDS

    Treasury Bonds are issued by and are the obligations of the United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

TREASURY STRIPS

    In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

    In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "--Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

    Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

    A holder of a private label Treasury Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury. Instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Treasury Strips. If the Company knows that the depositor of the Treasury Bonds underlying such Treasury Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

GSE BONDS

    As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks) and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE (including a GSE Guaranteed Bond) will be included in a Trust only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

    Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

    GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

THE FEDERAL NATIONAL MORTGAGE ASSOCIATION

    Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

    Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of

Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN MORTGAGE CORPORATION

    Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

    Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

THE STUDENT LOAN MARKETING ASSOCIATION

    Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

    Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE RESOLUTION FUNDING CORPORATION

    REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

    The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

    Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN BANKS

    The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

    The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

TENNESSEE VALLEY AUTHORITY

    TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

    TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

FEDERAL FARM CREDIT BANKS

    The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

    The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

    Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

PRIVATE LABEL CUSTODY RECEIPT SECURITIES

GENERAL

    If so specified in the applicable Prospectus Supplement, the Trust for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt

Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

    The Prospectus Supplement for each Series of Securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof;
(ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any: (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

    The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in such Trust are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

PRIVATE LABEL CUSTODY STRIPS

    The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

    The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and

1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

    In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

    Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

    A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury, instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. If the Company knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

REFCO STRIPS

    A REFCO Bond may be divided into its separate components, consisting of: (i) each future semiannual interest distribution (an "Interest Component"); and (ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

    For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

    A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO. Instead, such holder must look to the custodian for payment. Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related Prospectus Supplement. If the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Notes, if any, and the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to Securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the Company or a Seller or purchased by a Servicer for administrative reasons. With respect to Securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of such Government Securities and/or Private Label Custody Receipt Securities repurchased by the Company or purchased by a Servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the related Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from such Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer--Termination" regarding the Servicer's option to purchase Primary Assets from a given Trust.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related Series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of
(a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

    As provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Statements to Securityholders".

                          THE SELLER AND THE SERVICER

    Certain information with respect to the Seller and the Servicer will be set forth in the related Prospectus Supplement.

                                USE OF PROCEEDS

    If so provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Primary Assets from the Company or the Seller, as applicable. The Company will use the portion of such proceeds paid to it to purchase the Primary Assets.

                            DESCRIPTION OF THE NOTES

GENERAL

    Each Owner Trust will issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any Notes included in a Series of Securities. The following summary does not purport to be a complete description of all terms of the related Notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related Notes and Indenture.

    If so specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). The Notes will be available for purchase in minimum denominations of $1,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples thereof in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the Notes are available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. If the Notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. If the Notes are available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

DISTRIBUTION OF PRINCIPAL AND INTEREST

    The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of such Series, as described in the related Prospectus Supplement. The related Prospectus Supplement may provide that payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer--Termination".

    To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

    The related Prospectus Supplement may also provide that payment of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based upon the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

    In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class or by such other method as is specified in the Prospectus Supplement.

PROVISIONS OF THE INDENTURE

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note:
(ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the related Trustee delivers an Officer's Certificate to the related Indenture Trustee to the effect that such Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured with 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the related Trustee delivers an Officer's Certificate to the related Indenture Trustee to the effect that such Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holder of 25% of the aggregate outstanding principal amount of such Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust or a substantial part of the property of such Trust and (vi) such other events as may be specified in the Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.

    If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

    If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of such Primary Assets and continue to apply collections on such Primary Assets as if there had been no declaration of acceleration. Subject to certain limitations that, if applicable, will be specified in the related Prospectus Supplement, the Indenture Trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

    Except to the extent provided in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless: (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;
(ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

    With respect to any Owner Trust, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

    No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents (as defined herein).

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder; (vi) any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and (vii) such Trust has delivered to the related Indenture Trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

    No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust; (ii) claim any credit on or make any deduction from the principal and interest payment in respect to the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby;
(v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the asset of such Trust.

    Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    MODIFICATION OF INDENTURE. Each Trustee and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the Notes of such Series, or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;

(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Primary Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    An Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Indenture; or (iii) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture; provided that such action referred to in clause (iii) above will not materially and adversely affect the interest of any such Noteholder.

    ANNUAL COMPLIANCE STATEMENT. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act, the Indenture Trustee for each Owner Trust will mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness, if any, owing by such Owner Trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor indenture trustee for such Series. Additionally, the Holders of a majority of the outstanding amount of the Notes of a Series may remove the related Indenture Trustee and appoint a successor Indenture Trustee. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture, if certain insolvency events occur with respect to such Indenture Trustee or if such Indenture Trustee otherwise becomes incapable of acting as Indenture Trustee. In such circumstances, such Owner Trust will be obligated to appoint a successor Indenture Trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series and payment of all fees and expenses owed to the outgoing Indenture Trustee.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Trust will issue one or more classes of Certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any Certificates included in a Series of Securities. The following summary does not purport to be a complete description of all terms of the related Notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

    If so specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by the Company, a Seller or any of their respective affiliates, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository. The Certificates will be available for purchase in minimum denominations of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples of $1,000 in excess thereof in book-entry form only (or such other form as shall be specified in the related Prospectus Supplement). If the Certificates are available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. If the Certificates are available in book-entry form only, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Company, a Seller or any of their respective affiliates) will be entitled to receive a physical certificate representing a Certificate. If the Certificates are available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificate of a Series owned by the Company, a Seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Certificate Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Certificate Pass-Through Rate, which may be a fixed, variable or adjustable Certificate Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the

Certificate Pass-Through Rate for each class of Certificates of a Series or the method for determining such Certificate Pass-Through Rate.

    In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust, distributions in respect of such Certificates will be subordinated to payments in respect of the Notes of such Series and to the extent described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the related Trustee, as such term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

    Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

    Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

    DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Except as required by law, none of Credit Suisse First Boston, the Company, the related Seller, the related Servicer, or related Indenture Trustee, if any, or the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

    If so stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee of a Grantor Trust or the related Indenture Trustee in the case of an Owner Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Indenture Trustee or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Indenture Trustee or Trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency as specified in the notice of final distribution to Securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO SECURITYHOLDERS

    With respect to each Series of Securities, on or prior to each Distribution Date, the related Servicer will prepare and forward to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information (and any other information specified in the related Prospectus Supplement):

    (i) the amount of the distribution allocable to principal of each class of Securities of such Series;

    (ii) the amount of the distribution allocable to interest on each class of Securities of such Series;

   (iii) if applicable, the amount of the Servicing Fee paid to the related Servicer with respect to the related Collection Period;

    (iv) the outstanding principal balance and Note Pool Factor for each class of Notes, if any, and the Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

    (v) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date; and

    (vi) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related Prospectus Supplement for the related Collection Period.

Items (i), (ii) and (iv) above with respect to the Notes or Certificates of a Series will be expressed as a dollar amount per $1,000 of initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

    In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

    Three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.

    Three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes the material provisions (in each such case, to the extent anticipated to be common to any Series of Securities) of: (i) each Receivables Purchase Agreement pursuant to which the Seller will transfer Receivables to the Company, (ii) each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to such Trust, Certificates will be issued, and the Servicer will service Receivables and the Trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any (in the case of a Grantor Trust), (iii) each Sale and Servicing Agreement pursuant to which the Company will transfer Receivables to a Trust and the Servicer will service Receivables (in the case of an Owner Trust) or (iv) in the case of Securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to such Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to such Trust and a Trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

SALE AND ASSIGNMENT OF PRIMARY ASSETS

    In the case of Primary Assets consisting of Receivables, on or prior to the related Closing Date, a Seller will transfer and assign to the Company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related Prospectus Supplement, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

    In each Receivables Purchase Agreement the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; (v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

    To the extent specified in the related Prospectus Supplement, as of the last day of the second Collection Period (or, if the Seller so elects, the last day of the first Collection Period) following the discovery by or notice to the Seller of any breach of a representation and warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller will be obligated to repurchase such Receivable, unless the Seller cures such breach in a timely fashion. The purchase price for any such Receivable will be equal to the unpaid principal balance owed by the Obligor on such Receivable, plus accrued and unpaid interest on such unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related Trustee and any related Indenture Trustee for any such uncured breach.

    On the related Closing Date, the Company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related Prospectus Supplement. Concurrently with the transfer and assignment of such Primary Assets to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Securities.

    Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Company will assign to the related Trust the representations and warranties made by the related Seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make certain limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related Seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to such Primary Asset, the Company will not be required to repurchase such Primary Asset unless such breach also constitutes a breach of one of the Company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to such Primary Asset, if any, and such breach materially and adversely affects the interests of the Securityholders in any such Primary Asset. Neither the Seller nor the Company will have any other obligation with respect to the Primary Assets or the Securities.

TRUST ACCOUNTS

    With respect to each Owner Trust, the Servicer will establish and maintain with the related Indenture Trustee, or the Trustee will establish and maintain,
(a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust and Grantor Trust, the Servicer or the related Trustee will establish and maintain an account, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Grantor Trust, the Servicer or the related Trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

    If so provided in the related Prospectus Supplement, the Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of an Owner Trust) or Trustee (in the case of a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders. Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

    For each Series of Securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. Unless otherwise and to the extent provided in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

PRE-FUNDING

    If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in

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the highest rating category from each Rating Agency or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Securities indicates will not result in the reduction or withdrawal of its then existing rating of the Securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

    During any Pre-Funding Period, the Seller or such other party specified in the related Prospectus Supplement will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

    Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date; (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement); and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

SERVICING PROCEDURES

    To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Company and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related Motor Vehicle Installment Contracts and any other documents relating to the Receivables. The Seller's and the Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Motor Vehicle Installment Contracts it services for itself and others. The Prospectus Supplement will specify that the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivables for the Repurchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

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
COLLECTIONS

    With respect to each Trust, the Servicer or the Trustee will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets, collected during a Collection Period into the related Collection Account not later than two business days after receipt thereof or such other period as specified in the related Prospectus Supplement. However, notwithstanding the foregoing, such amounts may be remitted to the Collection Account by the Servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied. Pending deposit into the Collection Account, such collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the Servicer.

    Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full (and subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement), be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.

ADVANCES

    If specified in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Servicer generally will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

    If specified in the related Prospectus Supplement, on or before the business day prior to each Distribution Date, the Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related Prospectus Supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current collection Period) will be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

NET DEPOSITS

    For administrative convenience, unless the Servicer or the Trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the Servicer or the Trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    To the extent provided in the related Prospectus Supplement, with respect to each Trust the related Servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the Servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance related to such Primary Assets as of the first day of such Collection Period. Unless otherwise provided in the related Prospectus Supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series.

    To the extent provided in the related Prospectus Supplement, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Motor Vehicle Installment Contract and late fees and other charges in accordance with the Servicer's normal practices and procedures.

    If applicable, the Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or Trustee, and generating federal income tax information for such Trust and for the related Noteholders and/or Certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

DISTRIBUTIONS

    With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, principal only or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

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
    With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a Series may be subordinate to distributions in respect of interests on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates. Distributions of principal on the Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

    The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or Series of Securities will not (as a general rule) provide protection against all types of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

    RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Company or the Seller will establish for a Series or class or classes of Securities an account (the "Reserve Account"), which will be maintained with the related Indenture Trustee or Trustee, as applicable. A Reserve Account will be funded by an initial deposit by the Company or the Seller, as applicable, on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit there of amounts from collections on the Primary Assets. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Reserve Account, either to holders of the Securities covered thereby or to the Company, the Seller or to any other entity.

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or Trustee a statement as to compliance by the Sale and Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

    Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Office for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

    Prior to each Distribution Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

                     CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that such Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer, or any corporation which assumes the obligations of the Servicer, will be the successor to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULTS

    A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer to deliver to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trust, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Servicer or written notice of such failure is given (a) to the Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Servicer and to the related Trustee or Indenture Trustee, as applicable, by holders of Notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less that 25% of the Certificate Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Servicer in the same manner described in clause (i) above; (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) such other events as may be set forth in the related Prospectus Supplement.

RIGHTS UPON SERVICER DEFAULT

    Generally, in the case of an Owner Trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 50% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any Grantor Trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. If the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the compensation payable to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

    To the extent provided in the related Prospectus Supplement, (i) in the case of each Owner Trust, holders of the related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance, may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders: (i) to cure any ambiguity, (ii) to correct or supplement any provisions in such Transfer and Servicing Agreement, or (iii) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Transfer and Servicing Agreement; provided, that any such action in this clause (iii) will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interests of the Company or any such Noteholder.

    The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, and with the consent of the holders of Certificates evidencing at least a majority of the aggregate principal amount of the then outstanding Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series the holders of which are required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.

PAYMENT IN FULL OF THE NOTES

    Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series generally will succeed to the rights of the Noteholders of such Series under the related Sale and Servicing Agreement.

TERMINATION

    The obligations of the related Servicer, the related Trustee and the related Indenture Trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of (i) the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any such remaining Primary Asset,
(ii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

    In order to avoid excessive administrative expenses, the related Servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10% (or, if any Seller is a bank, 5%) or less of the Pool Balance as of the related Cutoff Date, at a purchase price equal to the price specified in the related Prospectus Supplement.

    If and to the extent provided in the related Prospectus Supplement, the Indenture Trustee or Trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Primary Assets remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Primary Assets remaining in such Trust will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN FINANCED VEHICLES

    In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in such states. Perfection of security interests in the automobiles, recreational vehicles, vans and light duty trucks financed, directly or indirectly, by a Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans and light-duty trucks is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats. The applicable Seller will represent and warrant in the Agreement that none of the Receivables are required to be documented under the Ship Mortgage Act.

    Generally all of the Motor Vehicle Installment Contracts name the Seller as obligee or assignee and as the secured party. The Seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's security interest in such financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title or file a UCC-1 Financing Statement. If the Seller, because of clerical error or otherwise, has failed to take such action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the Seller's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the Obligor. The Seller's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below.

    Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify such Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related Prospectus Supplement, the Servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

    In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on such vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in such states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state of local agencies, the notation of the Seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a

Financed Vehicle. If there are any Financed Vehicles as to which the Seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the Seller's representations and warranties under the related Receivables Purchase Agreement and the Seller will be required to repurchase such Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Risk Factors--Certain Legal Aspects--Lack of Security Interests in Financed Vehicles".

    Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an Obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle and the purchaser thereof attempts to re-register such vehicle, the Seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

    In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the Servicer's perfected security interest. The Servicer takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The Servicer generally takes steps to effect such re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the Servicer will not re-perfect a state law security interest which has expired or where the Obligor has moved if the Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the Seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related Trustee, the related Indenture Trustee, if any, or related Securityholders in the event such a lien arises or confiscation occurs. Any such lien or confiscation arising or occurring after the Closing Date will not give rise to a repurchase obligation of the Seller under the related Receivables Purchase Agreement.

REPOSSESSION

    In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an Obligor debtor of the default and the intent to repossess the collateral and to give such Obligor a period of time within which to cure the default prior to repossession. Generally, such right to cure may only be exercised on a limited number of occasions during the term of the related contract.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any such resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in certain other states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

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
    Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

    The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of such Financed Vehicles. If an Obligor were successful in asserting any such claims or defenses, such claim or defense would constitute a breach of the Seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless such breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

    Under each Receivables Purchase Agreement the Seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an Obligor has a claim against a Trust for a violation of any law and such claim materially and adversely affects the interests of such Trust in a Receivable, such violation would constitute a breach of such representation and warranty and would create an obligation of the Seller to repurchase such Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related Prospectus Supplement ("Federal Tax Counsel") regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

OWNER TRUSTS

    TAX CHARACTERIZATION OF THE OWNER TRUSTS. In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust, or restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

    If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS.

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

    INTEREST INCOME ON THE NOTES. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount," regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".

    In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest." Under Treasury Regulations issued under Sections 1271-1275 of the Code (the "OID Regulations") interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest," and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under (or under rules similar to) the 1996 Contingent Debt Regulations, or in some other manner.

    Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below.

    Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However an objective rate does not include a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party. The IRS may designate other objective rates. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

    All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of
 .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments constitute qualified stated interest, or must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments subject to taxation under (or under rules similar to) the 1996 Contingent Debt Regulations, or in some other manner.

    ORIGINAL ISSUE DISCOUNT. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.

    In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

    The original issue discount with respect to a Note will be considered to be zero if it is less than a specified DE MINIMIS amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note (as specially defined for tax purposes). Because of the possibility of prepayments, it is not clear how the DE MINIMIS rules will apply to the Notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Company presently expects to apply the DE MINIMIS rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of DE MINIMIS original issue discount with respect to that Note. Any DE MINIMIS amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

    The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest".

    In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

    If the Notes are determined to be issued with original issue discount, a holder of a Note must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Note, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such an instrument, is computed by taking into account the Prepayment Assumption.

    The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of (i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

    In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

    The Company believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

    If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of such qualified floating rate or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

    The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount on the Notes, including variable rate Notes. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Notes will be set forth in the Prospectus Supplement relating to the issuance of such Notes.

    MARKET DISCOUNT. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income.

    The Code provides that the market discount in respect of a Note will be considered to be zero if the amount allocable to the Note is less than a specified DE MINIMIS amount of 0.25% of the Note's stated redemption price at maturity multiplied its weighted average remaining life as computed for tax purposes. If market discount is treated as DE MINIMIS under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment is made.

    The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Notes. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

    In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, the holder will be exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

    AMORTIZABLE PREMIUM. A holder of a Note who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), such as the Notes. However, by analogy to such regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit an election to accrue all interest, discount (including de minimus market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Note Owner acquires during the year of the election or thereafter. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired as a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Note Owner owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "--Amortizable Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

    GAIN OR LOSS ON DISPOSITION. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income and reduced (but not below zero) by any payments on the Note other than qualified stated interest and any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusion.

    SHORT-TERM NOTES. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

    Any other Note Owner of a Short Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

    TAXATION OF CERTAIN FOREIGN NOTE OWNERS. As used herein, the term "Non-United States Person" means any person other than a "United States Person". A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person who is a Note Owner.

    On October 6, 1997, Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "--Backup Withholding and Information Reporting," below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulation.

    In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes, provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code and (iv) either (A) the Note Owner certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

    The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

    The 1997 Withholding Regulations also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on such certifications.

    Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in
Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement.

    If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

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
    Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate Note Owners that are United States Persons.

    In addition, a 31% backup withholding tax will apply if such non-corporate Note Owner (i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

    In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

    Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

    In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption.

    Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption.

    The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations would provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

    Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

    Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

TAX CONSEQUENCES TO CERTIFICATES OWNERS.

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller in its capacity as recipient of distributions from any Reserve Fund), and the Notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Company or the Trust. As long as such characterization did not result in the Trust being subject to tax as a corporation, any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check-the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable Prospectus Supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

    The following discussion assumes that the Certificates represent equity interests in a partnership, that all payments on the Certificates are denominated in United States dollars, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Primary Assets.

    The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

    Any Collateral Certificates held by the Owner Trust will be subject to the federal income tax treatment described herein depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of Certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

    Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other
Section 212 expenses exceed two percent of such individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust (other than interest) in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership;" 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

    The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that such calculations be made separately for each Primary Asset, such calculations may result in certain timing and character differences under certain circumstances.

    DISCOUNT AND PREMIUM. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.)

    If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Primary Assets or to offset any such premium against interest income on the Primary Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to such Certificate Owner and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

    SECTION 754 ELECTION. In the event that a Certificate Owner sells its Certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep complete and accurate books of the Trust. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Company will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

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    The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

    TAXATION OF CERTAIN FOREIGN CERTIFICATE OWNERS. As used herein, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "Owner Trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting," above.

    It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other such Owners.

    Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

    Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

    Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to such interest.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS.

    CHARACTERIZATION. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income

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
tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

    TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS--GENERAL. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to such assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income, and will be allowed no deduction for such expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

    The servicing compensation to be received by the Servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

    A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the

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
interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

    The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "Owner Trusts--Tax Consequences to Note Owners--Original Issue Discount" above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "Owner Trusts--Tax Consequences to Note Owners-- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if such obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

    The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

    MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trusts--Tax Consequences to Note Owners--Market Discount" above.

    PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to such excess. For a discussion of the rules applicable to amortizable bond premium, see "Owner Trusts--Tax Consequences to Note Owners--Amortizable Premium" above.

    STRIPPED CERTIFICATES. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

    Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of Grantor Trust Certificateholders--General," above); (ii) if the Company or any other party retains a retained yield with respect to the Primary Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

    The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in

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
ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

    SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinate class (with a relatively high Certificate Pass Through Rate) and the other is a senior class (with a relatively low Certificate Pass Through Rate (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders will be deemed to have acquired the following assets: (i) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Primary Asset equal to the difference between the Certificate Pass Through Rate on the Subordinate Certificates and the Certificate Pass Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

    The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

    Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Pass-Through Rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

    Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

    If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate

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
Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

    Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

    Election to Treat All Interest as Original Issue Discount. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See "--Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

    PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such debt instruments.

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) allocable to the Primary Asset and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Seller's interest in accrued market discount not previously taken into income on underlying Primary Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount," above.

    NON-UNITED STATES GRANTOR TRUST CERTIFICATE OWNERS. Amounts paid to Non-United States Owners of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Primary Assets will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the definition of Section 957) related to any of the issuers of the Primary Assets and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

    On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Primary Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts--Tax Consequences to Note Owners Taxation of Certain Foreign Note Owners" above.

    BACKUP WITHHOLDING. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such holder is an exempt recipient under applicable provisions of the Code. See "Owner Trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting" above.

                       STATE AND LOCAL TAX CONSIDERATIONS

    An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Primary Assets under the laws of a jurisdiction.

    Generally, the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

    Interest income (including original issue discount) earned on obligations of the United States Treasury Department and of certain government sponsored enterprises generally is exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities as part of the Trust Property, interest income attributable to Government Securities earned on the Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, certain states or localities may take a contrary position. Investors should consult with their own tax advisors concerning the exemptions from state and local income taxes.

    If some or all of the Securities are treated as equity interest in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the specific allocation and apportionment formula, if any, used by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

    The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

                                     * * *

    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

GENERAL

    Set forth below are certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

    In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

    Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

    Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

EXEMPT PLANS

    ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.

INELIGIBLE PURCHASERS

    Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

PLAN ASSETS

    It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related assets of a Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

    With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation).

    Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or class of Certificates will qualify for this exception.

    With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

    If none of the exceptions set forth in the DOL Regulation apply, the assets of a Trust will be deemed to be the assets of each Plan investor for the purposes of ERISA and Section 4975 of the Code. In such a case, the discussion set forth in the following sections will apply.

CONSEQUENCES OF CHARACTERIZATION AS PLAN ASSETS.

    If the assets of a Trust are plan assets, the Trustee will be a fiduciary under ERISA with respect to Plan investors and its duties and liabilities will be subject to the provisions of ERISA.

    In addition, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax exempt status) and also requires recession of such transaction.

    If the Trust assets are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with

"parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires recision of such transaction.

    The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include: (i) sales, exchanges or leases of property (such as the Securities), (ii) loans or other extensions of credit and (iii) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

    The Company, the Trustee, the Indenture Trustee, the Trust, the Servicer and certain other persons and certain affiliates thereof, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS FOR CERTIFICATES

    Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to Certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or
(2) an interest in a REMIC if the Certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Final Regulation) and (iii) undivided fractional interests in the above.

    Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

    (a) assets of the type included as Primary Assets have been included in other investment pools ("Other Pools");

    (b) Certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and
       (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

    (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

    (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (e) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Primary Assets;

    (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

    (g) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

    (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Primary Assets to the Trust represents not more than the fair market value of such Primary Assets; and the sum of all payments made to and retained by the Servicer and all subservicers represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement or Sale and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

    In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is an Obligor with respect to more than 5% of the fair market value of the obligations constituting the Primary Assets or an affiliate of such person and will not apply, unless:

        (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

        (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

        (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

        (4) the Plan is not sponsored by the Company, any Underwriter, the Trustee, the Servicer, any subservicer, any credit enhancer or the obligor under any other credit support mechanism, an Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Primary Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

    On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

        (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%;

        (2) all Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

        (3) the transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

        (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date;

        (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Company or (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement or Sale and Servicing Agreement ("Pooling Agreement"); in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date;

        (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

        (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments;

        (8) the Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal; and

        (9) the Pooling and Servicing Agreement or Sale and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

    Whether the conditions in the Underwriter's PTE (in addition to, and including those, relating to pre-funding) will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

    If for any reason the Underwriter's PTE does not provide an exemption for a particular Plan's purchase of Certificates, some other individual or class exemption may be applicable, including but not limited to: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers" ("Investor Based Exemptions"). There can be no assurance that any of these exemptions will apply with respect to any Plan, or even if it were to apply, that the exemption would cover all transactions involving the applicable Trust.

PURCHASE OF NOTES

    Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Primary Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Trust treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The Prospectus Supplement will indicate whether the Notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

    Without regard to whether the Notes are characterized as equity interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the Trustee, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more of the Investor Based Exemptions may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

GENERAL CONSIDERATIONS

    Before a Plan Fiduciary decides to purchase Securities on behalf of a Plan, the Plan Fiduciary should determine whether the Exemption is applicable, whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code or whether an exemption from "plan asset" treatment is available to the applicable Trust. The Plan Fiduciary should also consult the ERISA discussion in the applicable Prospectus Supplement for further information regarding the application of ERISA to any class of Certificates.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE SERVICER, THE TRUSTEE OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Company will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

    In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

    Pursuant to the Receivables Purchase Agreement between the Seller (or its affiliate) and the Company, the Seller will indemnify the Company and the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Company and the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

    Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any class of Securities will be conditioned on the closing of the sale of all other such classes under such Underwriting Agreement.

    The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

    If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

    Certain legal matters relating to the Securities of any Series will be passed upon by the law firms specified in the related Prospectus Supplement. Certain federal income tax and other matters will be passed upon for the Trust and the Seller, by the law firms specified in the related Prospectus Supplement.

                                 INDEX OF TERMS

                                                                                         PAGE
                                                                                       ---------
1996 Contingent Debt Regulations.....................................................         55
1997 Act.............................................................................         71
1997 Withholding Regulations.........................................................         60
Actuarial Receivables................................................................         18
Additional Loans.....................................................................         78
Adjusted Issue Price.................................................................         57
Advance..............................................................................         10
APR..................................................................................         11
Average Interest Rate................................................................         78
Cede.................................................................................         16
Certificate Balance..................................................................          6
Certificate Distribution Account.....................................................         40
Certificate Owners...................................................................         54
Certificate Pass-Through Rate........................................................          6
Certificate Pool Factor..............................................................         29
Certificateholder....................................................................         12
Certificates.........................................................................      Cover
Check-the-Box Regulations............................................................         63
Closing Date.........................................................................          7
Code.................................................................................         54
Collection Account...................................................................         40
Collection Period....................................................................         16
Commission...........................................................................          2
Company..............................................................................      Cover
Cutoff Date..........................................................................          7
Dealers..............................................................................          7
Definitive Certificates..............................................................         37
Definitive Notes.....................................................................         37
Definitive Securities................................................................         37
Depository...........................................................................         30
Distribution Date....................................................................         35
DOL..................................................................................         74
DOL Regulation.......................................................................         74
DTC..................................................................................         16
Eligible Deposit Account.............................................................         41
Eligible Institution.................................................................         41
Eligible Investment..................................................................         41
Eligible Investments.................................................................         40
ERISA................................................................................         74
Events of Default....................................................................         31
Exchange Act.........................................................................          2
Fannie Mae...........................................................................         23
Farm Credit Act......................................................................         26
FCA..................................................................................         26
FCBs.................................................................................         26
Federal Tax Counsel..................................................................         54
FFCB.................................................................................         23

                                                                                         PAGE
                                                                                       ---------
FFEL.................................................................................         24
FHLB.................................................................................         23
FHLMC Act............................................................................         24
Final Scheduled Maturity Date........................................................         11
Financed Vehicles....................................................................          7
Financial Institution................................................................         61
FIRREA...............................................................................         25
First Boston.........................................................................         76
Fiscal Agent.........................................................................         23
Freddie Mac..........................................................................         23
FTC Rule.............................................................................         53
Funding Corporation..................................................................         26
Global Securities....................................................................        A-1
Government Securities................................................................          8
Grantor Trust........................................................................          4
Grantor Trust Certificateholders.....................................................         67
Grantor Trust Certificates...........................................................         68
GSE Bonds............................................................................          8
GSE Issuer...........................................................................         23
GSEs.................................................................................          8
GSEs Bonds...........................................................................         21
Indenture............................................................................          5
Indenture Trustee....................................................................          4
Indirect Participants................................................................         36
Interest Component...................................................................         28
Interest Rate........................................................................          5
Investment Earnings..................................................................         41
Investor Based Exemptions............................................................         79
IRS..................................................................................         54
Issue Price..........................................................................         57
MBS..................................................................................         23
Motor Vehicle Installment Contracts..................................................          7
Non-United States Holder.............................................................         60
Non-United States Owner..............................................................         67
Non-United States Person.............................................................         60
Note Distribution Account............................................................         40
Note Owners..........................................................................         54
Note Pool Factor.....................................................................         29
Noteholder...........................................................................         12
Notes................................................................................      Cover
Obligor..............................................................................          7
Offering Documents...................................................................         78
OID Regulations......................................................................         55
Other Pools..........................................................................         78
Owner Trust..........................................................................          4
Participants.........................................................................         36
Payahead Account.....................................................................         40
Payaheads............................................................................         43
Plan.................................................................................         74
Plan Fiduciary.......................................................................         74

                                                                                         PAGE
                                                                                       ---------
Pooling Agreement....................................................................         78
Pooling and Servicing Agreement......................................................          4
Pre-Funded Amount....................................................................          8
Pre-Funding Account..................................................................          8
Pre-Funding Limit....................................................................         77
Pre-Funding Period...................................................................          9
Precomputed Advance..................................................................         10
Precomputed Receivables..............................................................         18
Prepayment...........................................................................         15
Prepayment Assumption................................................................         57
Principal Component..................................................................         28
Private Label Custody Receipt Securities.............................................          8
Private Label Custody Strips.........................................................          8
Prospectus Supplement................................................................      Cover
PTCE.................................................................................         78
Receivables..........................................................................      Cover
REFCO................................................................................          8
REFCO Strip..........................................................................         28
REFCO Strips.........................................................................          8
Registration Statement...............................................................          2
Related Documents....................................................................         33
Repurchase Amount....................................................................         39
Reserve Account......................................................................         45
Restricted Group.....................................................................         77
RTC..................................................................................         25
Rule of 78s Receivables..............................................................         18
Rules................................................................................         36
Sale and Servicing Agreement.........................................................         10
Sallie Mae...........................................................................         23
Schedule of Receivables..............................................................         39
Securities...........................................................................      Cover
Securities Act.......................................................................          2
Security Owners......................................................................         36
Seller...............................................................................          7
Senior Certificates..................................................................         70
Senior Class Percentage..............................................................         70
Series...............................................................................      Cover
Servicer.............................................................................          4
Servicer Default.....................................................................         47
Servicing Fee........................................................................         44
Servicing Fee Rate...................................................................         44
Short-Term Note......................................................................         59
Shortfall Amount.....................................................................         70
Simple Interest Advance..............................................................         10
Simple Interest Receivables..........................................................         18
Stated Redemption Price at Maturity..................................................         57
Strip Certificates...................................................................          6
Strip Notes..........................................................................          5
Stripped Certificates................................................................         68
Subordinate Certificates.............................................................         68

                                                                                         PAGE
                                                                                       ---------
Subordinate Class Percentage.........................................................         70
System...............................................................................         26
Systemwide Debt Securities...........................................................         26
TEFRA................................................................................         27
TIN..................................................................................         62
Transfer and Servicing Agreements....................................................         39
Treasury Bonds.......................................................................          8
Treasury Strips......................................................................          8
Trust................................................................................      Cover
Trust Accounts.......................................................................         40
Trust Agreement......................................................................          4
Trust Stripped Bond..................................................................         70
Trust Stripped Coupon................................................................         70
Trustee..............................................................................          4
TVA..................................................................................         23
TVA Act..............................................................................         25
UCC..................................................................................         36
Underlying Agreement.................................................................          8
Underlying Issuer....................................................................         20
Underlying Servicer..................................................................         20
Underlying Trust Agreement...........................................................          8
Underlying Trust Fund................................................................          8
Underlying Trustee...................................................................         20
Underwriter's PTE....................................................................         76
Underwriting Agreements..............................................................         80
United States Person.................................................................         60

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Unless otherwise specified in the related Prospectus Supplement, investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. Unless otherwise specified in the related Prospectus Supplement, Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related Prospectus Supplement, Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Securityholders' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Securityholders electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Securityholders electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Securityholders are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

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